EXHIBIT 2.1

ASSET PURCHASE AGREEMENT BETWEEN
U-SWIRL, INC. AND ASPEN LEAF YOGURT, LLC
DATED JANUARY 14, 2013

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of January 14, 2013, by and between U-Swirl, Inc., a Nevada corporation (“Buyer”), Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Seller”) and, solely for purposes of Section 3.4, Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“RMCF”).

Recitals

A.           Seller is engaged in the business of franchising and operating frozen yogurt stores known as “Aspen Leaf Yogurt” (the “Business”).

B.           This Agreement contemplates that Seller will transfer and assign to Buyer certain assets of Seller used or useful in connection with the Business in exchange for the Purchase Price, as determined pursuant to Article 2.

Agreements

In consideration of the mutual covenants and promises in this Agreement, the parties hereto agree as follows:

ARTICLE 1
Definitions

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth on attached Exhibit A.

ARTICLE 2
Purchase and Sale

2.1  Covenant of Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller, for the consideration specified in this Article 2, free and clear of all Encumbrances, all right, title, and interest in and to the following assets (collectively, the “Acquired Assets”), but not including any Excluded Assets:

(a)  all franchise agreements to which Seller is a party, and all the other Contracts, as described on Schedule 2.1(a) (the “Acquired Contracts”);

(b)     all rights of Seller, to the extent transferable, under any franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from any Governmental Authority that are exclusively used in or held for use in the Business, as described on Schedule 2.1(b) (the “Acquired Governmental Permits”);

(c)  all customer lists and supplier lists of the Business, and all telephone numbers (landline and mobile), facsimile numbers, e-mail addresses, postal addresses and postal boxes used exclusively by the Business, as described on Schedule 2.1(c);

(d)  all advertising and promotional materials, studies and reports, and other marketing data or materials arising from or used exclusively by the Business;

(e)  all goodwill and other general intangibles of Seller utilized in, arising from, or relating exclusively to, the Business;

(f)  any other tangible assets utilized in, arising from, or relating to the generation of royalties and fees from Seller’s franchisees;

(g)  all tangible and intangible assets relating to the Company Owned Stores; and

(h)  the Company Owned Store Working Capital.

2.2  Excluded Assets.  Buyer will not acquire from Seller any assets not specifically included in the Acquired Assets (the “Excluded Assets”), all rights, titles and interests in which shall be retained by Seller.  For the avoidance of doubt, the Excluded Assets shall include the following: (i) cash and cash equivalents of the Business as of Closing, other than the Company Owned Store Working Capital; (ii) Seller’s Governing Documents, minute books, stock or membership interest records, corporate seals, qualifications to conduct business as a foreign entity, taxpayer and other identification numbers, and other documents relating to the organization, maintenance, and existence of Seller as a limited liability company; (iii) machinery, equipment, office equipment, tools, motor vehicles, spare parts, accessories, furniture or other miscellaneous tangible personal property used or held for use by Seller in the operation of the Business that is not otherwise included in the Acquired Assets; (iv) accounts, notes, and other receivables in favor of Seller arising from or relating to the operation of the Business prior to Closing, together with all collateral security for such accounts receivables, and rights to collect payment thereon; (v) deposits, prepaid expenses, and refunds related to payments by Seller; (vi) Tax Returns, Tax records, claims for refunds, and credits relating to Taxes of Seller; (vii) bank accounts, cash accounts, investment accounts, deposit accounts, lockboxes and similar accounts of Seller; and (viii) rights of Seller under this Agreement or the Transaction Documents.

2.3  Assumed Liabilities and Excluded Liabilities.

(a)           At Closing, Buyer shall assume only those obligations of Seller scheduled to be performed after Closing under the terms of any Acquired Contract or with respect to the Company Owned Stores, but only to the extent that any such Acquired Contract is set forth on Schedule 2.1(a), and excluding any obligation that arises out of, relates to, or results from, directly or indirectly, any breach, nonperformance, tort, infringement, or violation of applicable law by Seller or any manager, member, employee, or other representative of Seller at or before Closing (such assumed obligations are referred to as the “Assumed Liabilities”).

(b)           Except as specifically provided in this Agreement (1) Buyer will not assume any liabilities of Seller, including any liabilities relating to the Excluded Assets, and (2) Seller will be solely liable for, and will pay, discharge and perform when due, all liabilities of Seller that do not constitute Assumed Liabilities, including all liabilities relating to the Excluded Assets; whether or not such liabilities are reflected on Seller’s books and records (collectively, the “Excluded Liabilities”).

2.4  Purchase Price.

The total consideration payable by Buyer to Seller for the Acquired Assets shall be as follows (collectively, the “Purchase Price”), subject to adjustment as set forth in Section 2.5 below.

(a)  the Share Consideration;

(b)  the Recourse Notes; and

(c)  the Non-Recourse Notes.

2.5  Post-Closing Adjustment.  On the Closing Date Seller shall conduct an inventory of the Company Owned Stores.  Within 30 Business Days of the Closing Date, Seller shall prepare and deliver to Buyer one or more invoices (the "Invoices") that list (i) Seller’s cost for the inventory and operating supplies included in the Company Owned Stores; (ii) Seller’s cost for inventory and operating supplies that were ordered as of the Closing Date but not yet delivered, provided that such inventory and operating supplies have been delivered to Buyer at the applicable Company Owned Stores prior to Buyer’s payment therefor; and (iii)  all cash on hand in the Company Owned Stores as of the Closing Date.  Such amounts detailed on the Invoices shall be considered an adjustment to the Purchase Price under Section 2.4 above.  Buyer shall pay all amounts set forth in the Invoices by wire transfer of immediately available funds to Seller within 180 days after the Closing Date.

ARTICLE 3
Related Matters

3.1  Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in accordance with a schedule furnished by Seller to Buyer not later than 180 days after the Closing Date.  Seller and Buyer shall be bound by such allocations, shall not take any position inconsistent with such allocations, and shall file all returns and reports with respect to the transactions contemplated by this Agreement (including all federal, state and local Tax Returns) on the basis of such allocations.

3.2  Bulk Sales.  Buyer and Seller each waives compliance by the other with Legal Requirements relating to bulk sales applicable to the transactions contemplated hereby.

3.3  Transfer Taxes.  All sales, use, transfer, and similar Taxes arising from or payable by reason of the transactions contemplated by this Agreement shall be paid by, the liability of, and for the account of Seller; and Seller shall indemnify and hold Buyer harmless from and against all Losses arising from any of such Taxes and/or Seller’s failure to timely pay such Taxes.

3.4  Intellectual Property License.

(a)             RMCF and Seller hereby grant Buyer a non-transferable, world-wide, royalty-free, exclusive, revocable license to use the Marks, and the other intellectual property and intangible assets of the Business, in the Business and to promote the Business (the “License”).

Seller and RMFC agree that Buyer can assign this License to an Affiliate of Buyer without consent by Seller or RMCF.  Buyer or an Affiliate of Buyer to which to this License is assigned is referred to below as the “Licensee.”  Seller and RMCF agree that Licensee can grant sublicenses to any Aspen Leaf Yogurt franchisee without consent by Seller or RMCF.  No other rights related to the License are granted except for those explicitly granted herein. The License cannot be revoked by Seller or RMCF unless one of the following events occur: (a) Licensee ceases to operate the Aspen Leaf Yogurt system and any business offering goods and services under the Marks; (b) Licensee breaches any of the provisions of this License as stated in this Section 3.4, provided that Licensee will have thirty days after the receipt of written notice from Seller describing the breach in which to cure the breach; or (c) Seller, RMCF and Licensee agree to an earlier termination of the License.

(b)             The Marks are those service marks and trademarks listed on Schedule 3.4.  If Seller or RMCF creates any new service marks or trademarks containing the words “Aspen Leaf Yogurt”, the new marks will automatically be subject to this License, and considered to be among the Marks referred to in this Section 3.4, upon written notification from Seller and RMCF to Licensee specifying the new mark(s).

(c)             Seller and RMCF agree that if they revoke the License as permitted by Section 3.4(a) above, they will continue to permit any franchisees that have effective Aspen Leaf Yogurt system franchise agreements with Licensee to continue to use the Marks and the other intellectual property and intangible assets of the Business, as permitted by their franchise agreements; provided however, that Licensee agrees to assign the effective franchise agreements to Seller or its successor or assigns, as specified by Seller.

(d)             Seller and RMCF agree that during the term of the License, (1) neither they, nor any of their Affiliates, will use any of the Marks on or in connection with yogurt or any frozen dessert products; and (2) it will not grant a license to any person or entity other than Licensee to use the Marks or the intellectual property of the Business.

(e)             Licensee will use commercially reasonable efforts to ensure that the goods and services offered under the Marks by it or a franchisee of it (1) generally conform to the material quality standards achieved by Seller in the Company Owned Stores prior to the Closing, to the extent known by Licensee, and (2) are in conformance with all applicable laws.  Licensee will use and display the Marks solely in the general manner in which the Marks were previously used and displayed by Seller.

(f)             Licensee will not perform, do, or cause any act to be done, or fail to take any action, which would materially injure or impair: (i) the Marks; (ii) any applications for registration and/or registrations of the Marks; (iii) the goodwill related to the Marks; (iv) Seller’s or RMCF’s rights, title, interest, and/or ownership in and to the Marks; and (vi) the validity and enforceability of any of the foregoing.  Licensee will not attempt to register the Marks or any marks or names confusingly similar to the Marks.  Licensee may, however, request that Seller or RMCF apply to register a mark, and pursue registration of the mark, that is similar to the Marks; and neither Seller nor RMCF will unreasonably refuse to do so if Licensee agrees to pay the filing fee and reasonable attorneys’ fees incurred in registering the mark.

(g)             Licensee acknowledges that Seller and RMCF are the owners of the Marks, all applications for, and registrations of, the Marks, all associated common law rights, and all associated goodwill. Licensee’s use of the Marks inures to the benefit of Seller and RMCF.  Licensee will not acquire or claim any title to the Marks adverse to Seller or RMCF by virtue of the license granted herein, or through Licensee’s use of the Marks. Licensee will promptly sign all lawful documents, make lawful declarations and/or provide affidavits, reasonably requested by Seller or RMCF, at Seller’s or RMCF’s expense, in connection with the protection (including the application or maintenance of the Marks), enforcement, or defense of the Marks.

(h)             Nothing in this Section 3.4 or elsewhere in this Agreement prohibits or restricts Licensee from applying to register and/or using any service marks or trademarks that are not confusingly similar to the Marks.

(i)             Neither Seller nor RMCF will apply to register, register or use (except as specified below) any service mark or trademark that is confusingly similar to any trademark registration containing “U-Swirl,” “Yogurtini,” “Worth the Weight” or “Serve Yo Self” (any of which is referred to as a “Licensee Owned Mark”); nor contest Licensee’s rights, title, and interest in any of the Licensee Owned Marks.  Notwithstanding the foregoing, Seller and RMCF will have the right to use the Licensee Owned Marks to factually describe this transaction, historical information concerning Seller or RMCF, Seller’s and RMCF’s relationship with Buyer, or as otherwise required by law.

(j)             The License and the provisions of this Section 3.4 will survive Closing.

3.5  Subleases.  At Closing Seller will enter into a sublease with Buyer for the premises of each of the Company Owned Stores, in form and substance reasonably satisfactory to Seller and Buyer (each a “Sublease”).

ARTICLE 4
Buyer’s Warranties

Buyer warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

4.1  Organization of Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

4.2  Authority.  Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer.  This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3  No Conflict; Required Consents.  Except as described on Schedule 4.3, the execution, delivery, and performance by Buyer of this Agreement do not and will not:  (i)

conflict with or violate any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) violate any provision of any Legal Requirements; or (iii) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

4.4  Capitalization.

(a)           As of the date hereof, the authorized capital stock of Buyer consists of 100,000,000 shares of Buyer’s Common Stock, of which 5,000,836 shares are issued and outstanding, and 25,000,000 shares of Buyer’s $0.001 par value preferred stock, of which no shares are issued and outstanding.

(b)           All shares of Buyer’s capital stock were issued in compliance with applicable Legal Requirements. No shares of capital stock of Buyer were issued in violation of Buyer’s Articles of Incorporation or Bylaws or any other agreement, arrangement or commitment to which Buyer is a party and are not subject to or in violation of any preemptive or similar rights of any Person.  The outstanding shares of capital stock of Buyer have been duly authorized and are validly issued, fully paid and non-assessable.

(c)           Except as set forth on Schedule 4.4(c), there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital stock or other equity interests in Buyer or obligating Buyer to issue or sell any equity interests, or any other interest, in Buyer. There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of Buyer.

(d)           When delivered by Buyer to Seller in accordance with the terms of this Agreement, the shares of Buyer’s Common Stock will be (i) duly and validly issued and fully paid and nonassessable, (ii) will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind, and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of such shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof, and (iii) issued in compliance with applicable federal and state securities laws. No further approval or authorization of any shareholder, Buyer’s Board of Directors or others is required for the issuance to Seller of the shares of Buyer’s Common Stock pursuant to the terms hereof. The issuance and sale of shares of Buyer’s Common Stock pursuant to the terms hereof will not obligate Buyer to issue any shares of Common Stock or any other securities to any party other than the Seller or adjust any exercise or conversion prices of any outstanding securities convertible into Common Stock.

(e)            Except as set forth on Schedule 4.4(e), no Person has the right to cause Buyer to register any of its securities under the Securities Act.

4.5  Financial Statements.

(a)  L.L. Bradford & Company, LLC, which has examined the consolidated financial statements of Buyer, together with the related schedules and notes, for the fiscal years ended

December 31, 2011 and 2010 filed with the SEC as a part of the SEC Documents, is an independent accountant within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and is a registered public accounting firm as required by the Securities Act.

(b)  The audited consolidated financial statements of Buyer, together with the related schedules and notes, and the unaudited consolidated financial information for the quarter ending September 30, 2012, forming part of the SEC Documents, fairly present and will fairly present the consolidated financial position and the consolidated results of operations of Buyer at the respective dates and for the respective periods to which they apply.

(c)  All audited consolidated financial statements of Buyer, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the SEC as part of the SEC Documents, complied as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will, through Closing, fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the consolidated financial position of Buyer as at the dates thereof and the results of its operations and cash flows.

(d)  (i) the procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards; (ii) the selected and summary consolidated financial and statistical data included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein; (iii) no other financial statements or schedules are required to be included in the SEC Documents, and (iv) the financial statements referred to in this Section 4.5 contain all certifications and statements required with respect to the report relating thereto.  Buyer has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(e)  Since December 31, 2011, there has been no material adverse change in Buyer’s business, operations, financial condition or prospects.  There is no fact known to Buyer that may have or could reasonably be expected to have a material adverse effect on Buyer’s business, operations, financial condition or prospects.

4.6  Taxes and Undisclosed Liabilities.  Neither Buyer nor any of its subsidiaries has any material liability of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including, without limitation, liabilities for Taxes and liabilities to customers, suppliers or franchisees, other than the following:

(a)           liabilities for which full provision has been made on the balance sheet included in the consolidated financial statements of Buyer as of September 30, 2012 (the “Most Recent Buyer Financial Statements”); and

(b)           Other liabilities arising since the date of the Most Recent Buyer Financial Statements and prior to the Closing in the ordinary course of business (which does not arise out of, relate to or result from and which is not in the nature of and was not caused by any breach of contract, breach of warranty, tort, infringement or other violation of applicable law) which are not inconsistent with the warranties of Buyer or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes in the Most Recent Buyer Financial Statements are sufficient for all accrued and unpaid Taxes of Buyer, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of the Most Recent Buyer Financial Statements or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of the Transaction Agreements by Buyer will not cause any Taxes to be payable by Buyer or any of its subsidiaries or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. Buyer and each of its subsidiaries has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to Seller a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last balance sheet included in the Most Recent Buyer Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has made available to Buyer a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

4.7  Compliance with Legal Requirements.  Buyer has at all times complied, and is complying, with all Legal Requirements applicable to it or its business, properties or assets.  Buyer has not received any notice claiming a violation by Buyer of any Legal Requirement applicable to Buyer, and to Buyer’s knowledge there is no basis for any claim that such a violation exists.

4.8  Exchange Act.

(a)           The Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Buyer is subject to the periodic reporting requirements of Section 13 of the Exchange Act. Buyer has taken no action to terminate such Exchange Act registration. Buyer has made available to Seller true, complete, and correct copies of all documents filed or furnished with the United States Securities and Exchange Commission (the “SEC”) by or on behalf of Buyer (the “SEC Documents”).  The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. All required reports or other filings required by Section 13(a) or 15(d) the Exchange Act in the last two years were timely made. To Buyer’s knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least December 31, 2007.

(b)           Buyer is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Buyer and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Buyer and designed such disclosure controls and procedures to ensure that material information relating to Buyer and its subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which Buyer’s most recently filed periodic report under the Exchange Act is being prepared. Buyer’s certifying officers have evaluated the effectiveness of Buyer’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Buyer presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Buyer’s internal control over financial reporting (as such term is defined in Rule 13a and 15(f) of the Exchange Act) that have materially affected or are reasonably likely to materially affect, Buyer’s internal control over financial reporting.  Buyer has made available to Seller copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The books, records and accounts of Buyer accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Buyer all to the extent required by GAAP.

(c)           Buyer has made available to Seller complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and hereby reaffirms, warrants to Seller the matters and statements made in such certificates.

4.9  Litigation.  There is no Litigation pending or, to Buyer’s knowledge, threatened, or any Judgment outstanding, involving or affecting Buyer or all or any part of its assets of shares of Common Stock.

4.10  Intellectual Property.  The activities of Buyer do not infringe, misappropriate, or otherwise misuse any rights to Intellectual Property of other Persons.  The validity of the Buyer’s Intellectual Property, and the title or other rights thereto of Buyer, have not been challenged or questioned in any Litigation to which Buyer is a party, nor, to Buyer’s knowledge, is any such

Litigation threatened.  To Buyer’s knowledge, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any of Buyer’s Intellectual Property.  Buyer’s Intellectual Property includes all Intellectual Property necessary to generate royalty revenues from the Buyer’s business as currently generated by Buyer’s business, without infringing any Intellectual Property of Buyer or any other Person.

4.11  Political Contributions; Bankruptcies and Other Actions; Foreign Corrupt Practices Act.

(a)           Neither Buyer nor any of its subsidiaries has, and no person or entity acting on behalf or at the request of Buyer or any of its subsidiaries has, at any time during the last five (5) years (i) made any unlawful contribution to any candidate for public office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(b)           Except as set forth on Schedule 4.11(b), no officer, director or subsidiary of Buyer or, to Buyer’s knowledge, any of Buyer’s Affiliates, has been, within the five (5) years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(c)           Neither Buyer nor any of its subsidiaries, nor, to the best knowledge of Buyer, any director, officer, agent, employee, or other person associated with, or acting on behalf of, Buyer or any of its subsidiaries, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Buyer’s internal accounting controls and procedures are sufficient to cause Buyer and each of the Buyer’s subsidiaries to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

4.12  Affiliate Transactions.  Except as set forth on Schedule 4.12, (a) there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by Buyer or any of its subsidiaries to, or for the benefit of, any of the employees, officers, directors, or director-nominees of Buyer or any of its subsidiaries, or any of the members of the families of any of them, and (b) none of the officers or directors of Buyer, or any person who served as an officer or director of Buyer in the 12 months prior to the date of this Agreement, and, to the knowledge of Buyer, none of the employees of

Buyer, is presently a party to any transaction with Buyer or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Buyer, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Buyer and (iii) for other employee benefits, including stock option agreements under any stock option plan. Each contract, agreement or other arrangement described in (i) and (iii) above have been disclosed to Seller and copies thereof have been provided to Seller.

4.13  Application of Takeover Protections.  Buyer and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Buyer’s Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to Seller as a result of Seller and Buyer fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of Buyer’s issuance of the shares of Buyer’s Common Stock pursuant to the terms hereof and Seller’s ownership thereof.

4.14  Valid Offering; No Integration.  The offering and sale of the Buyer Common Stock is a valid offering exempt from registration under federal and applicable state securities laws. Neither Buyer, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and sale of the Buyer Common Stock to be integrated with prior offerings by Buyer for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of Buyer are listed or designated.

4.15  Title to Assets.  Buyer and its subsidiaries have good and marketable title in all personal property owned by them that is material to Buyer’s and its subsidiaries’ business, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.  Any real property and facilities held under lease by Buyer and its subsidiaries are held by them under valid, subsisting and enforceable leases with which Buyer and its subsidiaries are in material compliance.

4.16  Permits.  Buyer and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents.  Neither Buyer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations or permits.

4.17  No Disagreements with Accountants or Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by Buyer to arise, between Buyer and the accountants and lawyers formerly or presently employed by Buyer, and except as set forth on Schedule 4.17, Buyer is current with respect to any fees owed to its accountant and lawyers.

4.18  Manipulation of Price.  Buyer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Buyer to facilitate the sale or resale of any of Buyer’s outstanding securities; or (ii) sold, bid for, purchased, or paid or agreed to pay, any compensation to any Person for soliciting purchases of, any of the securities of Buyer.

4.19  Employee Benefit Plans.

(a)           Schedule 4.19(a) sets forth a complete and accurate list of all Employee Benefit Plans.  Each Employee Benefit Plan can be amended or terminated by Buyer or any of Buyer’s subsidiaries at any time (whether before or after the Closing) and without any penalty, liability or expense to Buyer or any of its subsidiaries or Affiliates, any Buyer ERISA Affiliate, Seller or any of its Affiliates, or such Employee Benefit Plan (including, without limitation, any surrender charge, market rate adjustment or other early termination charge or penalty).

(b)           With respect to each Employee Benefit Plan: (i) such Employee Benefit Plan was properly and legally established; (ii) such Employee Benefit Plan is, and at all times since inception has been, established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA and the Code; (iii) Buyer, each subsidiary of Buyer, each Buyer ERISA Affiliate and each other Person (including each fiduciary of such Employee Benefit Plan) has properly performed all of its duties and obligations (whether arising by operation of any Legal Requirement, by contract or otherwise) under or with respect to such Employee Benefit Plan, including all fiduciary, reporting, disclosure, and notification duties and obligations; (iv) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; (v) all contributions, premiums and other payments due or required to be paid to (or with respect to) such Employee Benefit Plan have been paid on or before their respective due dates, or, if not yet due, have been accrued as a liability on Buyer’s balance sheet; and (vi) none of Buyer, any of its subsidiaries, or any Buyer ERISA Affiliate has incurred, and there exists no condition or set of circumstances in connection with which Buyer, any of its subsidiaries or Affiliates, any Buyer ERISA Affiliate, Seller or any Affiliate or subsidiary of Seller could incur, directly or indirectly, any liability or expense under ERISA, the Code or any other Legal Requirement, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

(d)           Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust and/or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, which letter takes into account those Legal Requirements commonly referred to as “EGTRRA,” and all subsequent Legal Requirements, (ii) has remaining a period of time under the Code or applicable Treasury Regulations or IRS pronouncements in which to request, and adopt any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype plan or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype plan or volume submitter plan.  Nothing has occurred, or is reasonably expected by Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate to occur, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust or group annuity contract.

(e)           Each Employee Benefit Plan that provides deferred compensation subject to Section 409A of the Code satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Employee Benefit Plan).  Neither Buyer nor any of its subsidiaries has any agreement or obligation to indemnify or "gross-up" any individual for any taxes or interest imposed on such individual pursuant to Section 409A of the Code.

(f)           None of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate sponsors, maintains or contributes to or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), or has any direct, indirect or contingent liability with respect to, any (i) "multiemployer plan," as defined in Section 3(37) or 4001(a)(4) of ERISA or Section 414(f) of the Code, (ii) multiple employer plan within the meaning of Section 210(a), 4063 or 4064 of ERISA or Section 413(c) of the Code, (iii) employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (iv) "multiple employer welfare arrangement," as defined in Section 3(40) of ERISA, (v) self-funded (or self-insured) health plan, or (vi) employee benefit plan, policy, program or arrangement that is (or at any time was) subject to the laws of a jurisdiction other than the United States.

(g)           No Employee Benefit Plan provides severance, life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former employee of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate, or to any other Person, after his or her retirement or other termination of employment or service, and none of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate has ever represented, promised or contracted (whether in written or oral form) to any such employee or former employee, or to any other Person, that such benefits would be provided, except to the extent required by (i) Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, or (ii) state law concerning conversion of group medical insurance coverage to individual medical insurance coverage.

(h)           There are no actions, suits or claims (other than routine claims for benefits or proceedings with respect to qualified domestic relations orders) pending or, to Buyer’s knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to Buyer’s knowledge, is there any basis for any such action, suit or claim.  No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Authority, and, to Buyer’s knowledge, no such action is contemplated or under consideration by any Governmental Authority.

(i)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event(s)) will: (i) entitle any individual to severance pay, unemployment compensation or any other payment from Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller, any Affiliate or subsidiary of Seller, or any Employee Benefit Plan; (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual; (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit under any Employee Benefit Plan, except as required by Section 411(d)(3) of the Code; (iv) require Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller or any subsidiary or Affiliate of Seller to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual; or (v) impair any of the rights of Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller or any Affiliate or subsidiary of Seller with respect to any Employee Benefit Plan (including, without limitation, the right to amend or terminate any Employee Benefit Plan at any time and without any liability or expense to Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller, any Affiliate or subsidiary of Seller, or such Employee Benefit Plan).

4.20  Environmental Matters.  To Buyer’s knowledge Buyer is currently and has been at all times in compliance in all material respects with, and has no material liabilities under, any and all Environmental Laws. Buyer has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.  To Buyer’s knowledge there are no facts, events, conditions or circumstances that could result in a liability to Buyer pursuant to Environmental Laws.

4.21  Disclosure.  No warranty by Buyer in this Agreement or in any Schedule or Exhibit of this Agreement, or any statement, list or certificate furnished or to be furnished by Buyer pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

ARTICLE 5
Seller’s Warranties

Seller warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

5.1  Organization and Qualification of Seller.  Seller is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Colorado.  Seller has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.  Seller is duly qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

5.2  Authority.  Seller has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of Seller have been duly and validly authorized by all necessary action on the part of Seller.  This Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.3  No Conflict; Required Consents.  Except as described on Schedule 5.3, the execution, delivery, and performance by Seller of this Agreement does not and will not:  (i) conflict with or violate any provision of Seller’s Governing Documents; (ii) violate any provision of any Legal Requirements; (iii) without regard to requirements of notice or lapse of time, conflict with, violate, result in a breach of, constitute a default under, accelerate, or permit the acceleration of the performance required by, any Contract or Encumbrance to which Seller is a party or by which Seller or the assets or properties owned or leased by it are bound or affected; (iv) result in the creation or imposition of any Encumbrance against or upon any of the Acquired Assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

5.4  Assets; Title, Condition, and Sufficiency.

(a)  Seller has exclusive, good and marketable title to all of the Acquired Assets purported to be owned by Seller, free and clear of all Encumbrances of any kind or nature, except (i) Permitted Encumbrances, (ii) restrictions stated in the Acquired Governmental Permits, and (iii) Encumbrances disclosed on Schedule 5.4 which will be removed and released at or prior to Closing.

(b)  Immediately prior to Closing, (i) Seller has the exclusive right of possession of the Acquired Assets, (ii) no restrictions on transfer of the Acquired Assets exist, and (iii) no person or entity besides Seller has any rights in or to acquire the Acquired Assets or any part of them.

(c)  The Acquired Assets are all the assets necessary to (i) permit Buyer to generate royalty revenues from the Business substantially as generated prior to Closing, and in compliance with all Legal Requirements, (ii) operate the Company Owned Stores, and (iii) perform all the Assumed Liabilities.

(d)  Other than such defects that Seller has informed Buyer of in writing, the Acquired Assets are in good and usable condition for their intended purpose, ordinary wear and tear excepted.

5.5  Acquired Contracts.

(a)  Except for the Acquired Contracts, Seller is not bound or affected by any of the following: (i) franchise Contracts; (ii) area development Contracts; (iii) Contracts granting any Person an Encumbrance on or against any of the Acquired Assets; (iv) Contracts limiting the freedom of Seller to engage or compete in any activity, or to use or disclose any information in their possession; (v) Contracts pertaining to the use by Seller of any Intellectual Property of any other Person; or (vi) Contracts that require payment of any kind to Seller.

(b)  Seller has delivered to Buyer true and complete copies of each of the Acquired Contracts to which Seller is a party, including any amendments thereto (or, in the case of oral

Acquired Contracts, true and complete written summaries thereof), and true and complete copies of all standard form Contracts included in the Acquired Contracts.  Except as described in Schedule 5.5:  (i) each of the Acquired Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than Seller, and Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Seller, or any combination thereof) by Seller nor, to the knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any Person other than Seller under any of the Acquired Contracts; and (iii) neither Seller nor, to the knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Acquired Contracts, and no waiver or indulgence has been granted by any of the parties thereto.

5.6  Litigation.  Except as set forth on Schedule 5.6, there is no Litigation pending or, to Seller’s knowledge, threatened, or any Judgment outstanding, involving or affecting Seller or all or any part of the Acquired Assets purported to be owned by Seller.

5.7  Taxes.  Except as set forth in Schedule 5.7, Seller has timely paid or caused to be paid all Taxes required to be paid by Seller through the date hereof and as of the Closing.

5.8  Financial Statements.  The financial statements of Seller provided to Buyer covering past results of Seller have been prepared in accordance with past practices of Seller on a consistent basis during the respective periods covered thereby, and fairly present in all material respects the financial condition of the Business at the respective dates thereof and the results of operations of the Business for the periods covered thereby.

5.9  Employee Benefit Plans.  None of Seller or any Seller ERISA Affiliate sponsors, maintains or contributes to or, at any time during the last six years, has sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), nor does Seller or any Seller ERISA Affiliate have any liability with respect to, any "multiemployer plan," as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code, that covers (or covered) employees of Seller.

5.10  Environmental Matters.  Seller is currently and has been at all times in compliance in all material respects with, and has no material liabilities under, any and all Environmental Laws, and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.  There are no facts, events, conditions or circumstances that could result in a liability to Seller pursuant to Environmental Laws.

5.11  Compliance with Legal Requirements.

(a)  The ownership and use of the Acquired Assets as they are currently owned and used and the conduct of the Business by Seller as it is currently conducted do not violate any Legal Requirement.  Seller has not received any notice claiming a violation by Seller of any

Legal Requirement applicable to Seller, and to Seller’s knowledge there is no basis for any claim that such a violation exists.

(b)  Other than the Acquired Governmental Permits, there are no other franchises, approvals, authorizations, permits, licenses, casements, registrations, qualifications, leases, variances, permissions, consents and similar rights obtained from any Governmental Authority that are required to own, maintain and operate the Acquired Assets or conduct the Business as currently conducted by Seller.  Seller has delivered to Buyer complete and correct copies of the Acquired Governmental Permits held by Seller.  The Acquired Governmental Permits are currently in full force and effect and are valid under all applicable Legal Requirements according to their terms.  There is no legal action, governmental proceeding or investigation, pending or threatened, to terminate suspend or modify any Acquired Governmental Permit and Seller is in compliance in all material respects with the terms and conditions of all the Acquired Governmental Permits held by Seller and with other applicable requirements of all Governmental Authorities relating to such Acquired Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

5.12  Intellectual Property.  The activities of Seller and the Business do not infringe, misappropriate, or otherwise misuse any rights to Intellectual Property of other Persons.  The validity of the Seller’s Intellectual Property, and the title or other rights of Seller and its franchisees and any other licensees to or in the Seller’s Intellectual Property, have not been challenged or questioned in any notice to Seller or a franchisee/licensee of Seller, or in any Litigation to which Seller is a party; nor, to Seller’s knowledge, is any such Litigation threatened.  To Seller’s knowledge, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any of Seller’s Intellectual Property.

5.13  Securities Matters.

(a)           Seller agrees that Seller was in a position to obtain information from Buyer that has enabled it to evaluate its investment in Buyer. Seller has had an opportunity to ask questions of and obtain additional information from the officers of Buyer concerning the business and financial condition of Buyer and its anticipated business.

(b)           In the transaction subject to this Agreement, Seller is acquiring the Common Stock for its own account for investment purposes, and not with a view to distribution.

(c)           Seller acknowledges that Buyer has not registered with the SEC or any state agency any of the Common Stock that will be issued to Seller as part of the Purchase Price.  As such, it constitutes restricted securities.

(d)           Seller acknowledges (1) that Buyer has sustained losses in the past; (2) that there can be no assurance that net income will be realized by Buyer or its affiliates; and (3) as such, there can be no assurance that Seller will receive any return on its investment.

(e)           Seller understands that there is no assurance that the Company will achieve any net income that is passed on to Seller.  Seller is an entity that is able to bear the economic risk of an investment in the Common Stock Buyer.  In making this statement, Seller has considered whether it could afford to hold the Common Stock for an indefinite period and whether, at this time, it could afford a complete loss of its investment.

(f)           Seller understands and acknowledges that although the Common Stock it receives as part of the Purchase Price might be able to be transferred without registration under the Act, any such transfer may be subject to registration under applicable state securities laws. Seller agrees that it will not sell or otherwise transfer that Common Stock unless it is registered, or unless an exemption from any federal and state registration requirements are available to the satisfaction of Buyer.   Seller agrees that the certificate(s) evidencing that Common Stock can contain a restrictive legend, in a form the same as or similar to the following:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the comparable provisions of the securities laws of any state or other jurisdiction; and are therefore “restricted securities” as defined in Rule 144 under the Act.  The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and other applicable laws, or pursuant to an exemption from registration under the Act and other applicable laws, the availability of which is to be established to the satisfaction of the corporation.”

(g)           Seller agrees that the Common Stock acquired by Seller as part of the Purchase Price will not be resold, or offered for resale, or otherwise transferred by Seller for a period of at least six months after the Closing Date.

(h)           SELLER ACKNOWLEDGES AND AGREES THAT NEITHER BUYER, NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, OR AGENTS MAKES ANY REPRESENTATIONS OR WARRANTIES (1) CONCERNING THE PAST  PERFORMANCE OF BUYER OR ITS AFFILIATES AND THEIR RESPECTIVE BUSINESSES, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT; OR (2) CONCERNING THE FUTURE PERFORMANCE OF BUYER OR ITS AFFILIATES AND THEIR RESPECTIVE BUSINESSES.

5.13           Disclosure.  No warranty by Seller in this Agreement or in any Schedule or Exhibit of this Agreement, or any statement, list or certificate furnished or to be furnished by Seller pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

5.14  No Further Warranties.  The warranties set forth in this Article 5 are the only warranties that Seller is making to the Buyer, and Seller expressly disclaims all other implied, verbal, or similar promises, representations or warranties of any kind or set forth in any other document.

ARTICLE 6
Certain Covenants

6.1  Press Releases.  Except as required by applicable Legal Requirements, neither Seller nor Buyer shall make any press release or public announcement or statement with respect to the transactions contemplated by this Agreement without the prior written consent and approval of the other, which consent will not be unreasonably withheld.  The parties hereto shall consult with and cooperate with the other parties hereto with respect to the content and timing of all press releases and other public announcements or statements, and any oral or written statements to Seller’s employees concerning this Agreement and the transactions contemplated hereby.

6.2  Cooperation.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or any Transaction Document and the transactions contemplated herein and therein, each party hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the requesting party’s cost and expense (unless the requesting party is entitled to indemnification therefor under Article 8 below).

6.3  Confidentiality.  Buyer and Seller acknowledge that they and their respective Affiliates and representatives shall remain bound by the terms of the Nondisclosure Agreement dated October 31, 2011 between Rocky Mountain Chocolate Factory, Inc. and Buyer; provided that Seller may discuss the existence and terms of this Agreement with Yogurtini International, LLC, YHI Inc. and their respective representatives and Affiliates.

6.4      Post-Closing Operation and Conversion of Retained Stores; Rebates.

(a)           Buyer and Seller hereby acknowledge that following Closing Seller will use its commercially reasonable efforts to find buyers to purchase the Aspen Leaf Yogurt stores located in Farmington, New Mexico and Boise, Idaho (the “Retained Stores”) which are currently owned and operated by Seller and which are not included in the Acquired Assets.  The purchasers of such Retained Stores will be required to enter into franchise agreements with Buyer as a condition to such purchase.  Buyer and Seller shall cooperate with each other and shall take all commercially reasonable actions to facilitate the sale of the Retained Stores.  Buyer shall enter into a franchise agreement with each purchaser of a Retained Store.

(b)           In the event that a Retained Store has not been sold by Seller to a third party by March 1, 2013, Buyer and Seller will negotiate in good faith to agree upon a purchase price for such Retained Store and Buyer will purchase such Retained Store from Seller.  The Retained Store will be transferred via bill of sale and the agreed upon purchase price will be reflected in a recourse or non-recourse note, substantially identical to the Recourse Notes or the Non-Recourse Notes, as applicable.  The methodology used by Buyer and Seller in determining the purchase price for the Company Owned Stores, and whether the notes given with respect to each such Company Owned Store will be recourse or non-recourse, will be utilized in complying with this Section 6.4(b).

6.5  Furnishing of Information.  As long as Seller owns Common Stock, Buyer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the date hereof pursuant to the Exchange Act.  As long as Seller owns Common Stock, if Buyer is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Seller and make publicly available in accordance with Rule 144 such information as is required for Seller to sell the Common Stock under Rule 144.  Buyer further covenants that it will take such further action as Seller may reasonably request, to the extent required from time to time, to enable such Person to sell such Common Stock without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

6.6  Management Incentive Plan.  Promptly following Closing, Buyer shall use its commercially reasonable efforts to adopt a management incentive plan, in form and substance reasonably satisfactory to Seller, that is designed to incentivize management to achieve strong operating results and increase long-term shareholder value.  Buyer shall take all actions required to obtain shareholder approval of any such plan, if necessary.

6.7  Membership Interest Purchase Agreement.  At and as a condition of Closing, Rocky Mountain Chocolate Factory, Inc. and Buyer will enter the Membership Interest Purchase Agreement.

6.8  Change in Fiscal Year.  Immediately following Closing Buyer shall promptly take all actions necessary to change its fiscal year from a calendar year to a fiscal year ending February 28 or 29.

6.9  Employment Agreements.   The parties intend that at Closing Buyer’s Board of Directors will enter into Employment Agreements with Ulderico Conte, Henry Cartwright, and Terry Cartwright, in the form of Employment Agreements attached to this Agreement as Exhibit 6.9 (the “Employment Agreements”).

6.10  Company Owned Store Operating Losses.  For a period of twelve months following the Closing Date, Seller will reimburse Buyer, on a monthly basis, for all operating losses, if any, associated with each of the Company Owned Stores located in Greeley, Colorado, Ames, Iowa, Murfreesboro, Tennessee and Gilbert, Arizona.  Buyer shall prepare and deliver to Seller a monthly statement setting forth its calculation of the operating losses for each such store for the immediately preceding month, together with reasonable supporting documentation.  If Seller agrees with such calculation, Seller shall pay the aggregate amount of such operating losses, if any, to Buyer within fifteen (15) days’ after receipt of the monthly statement.  If Seller disagrees with such calculation, Buyer and Seller shall negotiate in good faith to determine the amount due from Seller to Buyer.  Seller shall pay such amount to Buyer within fifteen (15) days after Seller and Buyer mutually agree on the amount due, if any.

ARTICLE 7
Closing

7.1  Closing; Time and Place.  The closing of the transactions contemplated by this Agreement (“Closing”) shall take place on the date of this Agreement (the “Closing Date”), at the offices of Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, Colorado 80202, at a time acceptable to Seller and Buyer.

7.2  Seller’s Obligations.  At Closing, Seller shall deliver or cause to be delivered to Buyer the following, and take the following action:

(a)  Bill of Sale and Assignment.  An executed Bill of Sale and Assignment in the form of Exhibit 7.2(a).

(b)  Investor Rights Agreement.  An executed Investor Rights Agreement, in the form of Exhibit 7.2(b) (the “Investor Rights Agreement”).

(c)  Evidence of Corporate Actions.  Certified limited liability company resolutions, or other evidence reasonably satisfactory to Buyer, that Seller has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(d)  Required Consents.  Evidence, in form and substance satisfactory to Buyer, that there have been obtained all consents, approvals and authorizations required for the consummation of the transactions contemplated by this Agreement.

(e)  Releases of Encumbrances.  Releases, in form and substance satisfactory to Buyer, of all Encumbrances affecting any of the Acquired Assets other than Permitted Encumbrances.

(f)  Membership Interest Purchase Agreement. The Membership Interest Purchase Agreement, executed by Rocky Mountain Chocolate Factory, Inc.

(g)  Sublease.  A Sublease for each of the Company Owned Stores, executed by Seller, including the consent of the landlord if applicable.

(h)  Voting Agreement.  An executed Voting Agreement, in the form of Exhibit 7.2(h) (the “Voting Agreement”).

(i)  Security Agreement.  An executed Security Agreement, in the form of Exhibit 7.2(i) (the “Security Agreement”).

(j)  Termination of Employees.  Terminate all of Seller’s employees who work solely or primarily at the Company Owned Stores, as of the close of business on the Closing Date.

(k)  Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

7.3  Buyer’s Obligations.  At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a)  Purchase Price.  (i) the Share Consideration, (ii) the Non-Recourse Notes and (iii) the Recourse Notes.

(b)  Assumption Agreement.  An executed Assumption Agreement in the form of Exhibit 7.3(b).

(c)  Subleases.  A Sublease for each of the Company Owned Stores, executed by Buyer.

(d)  Investor Rights Agreement.  The executed Investor Rights Agreement.

(e)  Evidence of Corporate Actions.  Certified resolutions of the sole member of Buyer, or other evidence reasonably satisfactory to Seller that Buyer has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(f)  Membership Interest Purchase Agreement. The Membership Interest Purchase Agreement, executed by Buyer.

(g)  Voting Agreement.  The Voting Agreement, executed by the shareholders of Buyer that are party thereto.

(h)  Security Agreement.  The executed Security Agreement.

(i)  Board Resignations.  The resignations of Sam D. Dewar and Jimmy D. Sims from Buyer’s board of directors.

(j)  Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

7.4  Possession of Acquired Assets; Risk of Loss.  Possession by Buyer of the Acquired Assets will occur immediately after the close of business on the Closing Date.  Seller assumes the risk of damage to or loss of the Acquired Assets until the close of business on the Closing Date.  Buyer assumes the risk of damage to or loss of the Acquired Assets after the close of business on the Closing Date.

ARTICLE 8
Indemnification

8.1  Indemnification by Seller.  From and after Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates, and their respective officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Buyer Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)  any warranties made by Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)  any failure by Seller to perform any of its covenants, agreements, or obligations in this Agreement;

(c)  the activities and operations of Seller prior to Closing;

(d)  the employment by Seller of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services;

(e)  any Excluded Assets or Excluded Liabilities; and

(f)  Taxes of Seller.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification by Seller, an Encumbrance, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer, in addition to any indemnity obligation of Seller under this Section, Seller shall be obligated to furnish a bond sufficient to obtain the prompt release of such Encumbrance, attachment, garnishment or execution within five days from receipt of notice relating thereto.

8.2  Indemnification by Buyer.  From and after Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates, and their respective officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Seller Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)  any warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)  any failure by Buyer to perform any of its covenants, agreements, or obligations in this Agreement;

(c)  the activities of Buyer and operation of the Acquired Assets by Buyer following Closing;

(d)  the Assumed Liabilities; and

(e)  the employment by Buyer of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification by Buyer, an Encumbrance, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Seller, in addition to any indemnity obligation of Buyer under this Section, Buyer shall be obligated to furnish a bond sufficient to obtain the prompt release of such Encumbrance, attachment, garnishment or execution within five days from receipt of notice relating thereto.

8.3  Procedure for Indemnified Third Party Claim.  If a party desires indemnification by the other party, promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (each an “Indemnitee”) of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Section 8.1 or Section 8.2, as applicable, the Indemnitee shall give written notice thereof to the other party (such other party, whether Buyer or Seller, the “Indemnifying Party”), and thereafter shall keep the Indemnitee reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby.  If any Litigation is commenced against any

Indemnitee by a third party, the Indemnifying Party shall be entitled to participate in such Litigation and, at the Indemnifying Party’s option, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnifying Party’s sole expense; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any Litigation if (i) the Indemnitee shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnifying Party, (ii) such Litigation is reasonably likely to have a material adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnifying Party, or (iii) the Indemnifying Party shall not have assumed the defense of the Litigation in a timely fashion (but in any event within thirty days of notice of such Litigation).  If the Indemnifying Party assumes the defense of any Litigation, the Indemnitee shall be entitled to participate in any Litigation at its sole expense, and the Indemnifying Party shall not settle such Litigation unless (1) the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnitee from all liability with respect to the matters that are subject to such Litigation; or (2) the Indemnitee has approved, in writing, the settlement, which approval will not be unreasonably withheld by the Indemnitee.

8.4  Payment of Indemnification Amounts.  Amounts payable pursuant to Section 8.1 or Section 8.2 shall be payable by the Indemnifying Party as incurred by the Indemnitee, and shall bear interest at the Prime Rate from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification.

8.5  Survival of Warranties.  The warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3 and 5.4(a) shall survive Closing indefinitely.  The warranties set forth in Section 4.6 and 5.7 shall survive Closing until expiration of the applicable statute of limitations.  All other warranties of the parties set forth in Article 4 and Article 5 shall survive Closing for a period of 24 months.  An Indemnifying Party’s indemnification obligations with respect to fraud or intentional misrepresentation by such Indemnifying Party shall survive indefinitely.  It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Section 8.5 (the “Applicable Survival Period”) is longer or shorter than the statute of limitations that would otherwise have been applicable to such item, then absent fraud, by contract the applicable statute of limitations with respect to such items shall be increased or reduced, as applicable, to the extended or shortened survival period contemplated hereby.  The parties further acknowledge that the Applicable Survival Periods set forth in this Section 8.5 for the assertion of claims under this Agreement are the result of arm’s-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

8.6  Knowledge and Investigation.  All warranties, covenants, obligations, agreements and indemnities of the parties contained in this Agreement and in the Transaction Documents shall be deemed material and relied upon by the other party and such other party’s Indemnitees, regardless of any knowledge or investigation or any representation made by the other party, and none will be waived by any failure to pursue any action or consummation of the transactions contemplated by this Agreement.

ARTICLE 9
Employee Matters; Transition Assistance

9.1  Buyer’s Access to Employees of Seller.  Seller will give representatives of Buyer access to Seller’s employees who work solely or primarily at the Company Owned Stores, to interview them for possible employment with Buyer.  Buyer has the right to hire, within two (2) days after the close of business on the Closing Date, any of Seller’s employees who work solely or primarily at the Company Owned Stores, however Buyer has no obligation to hire any of Seller’s employees.

9.2  Termination of Employees by Seller.  Seller will terminate, as of the close of business on the Closing Date, all of its employees who work solely at the Company Owned Stores.

9.3  Transition Assistance.  During the first thirteen (13) weeks after the Closing Date Seller agrees to make Kenn Miller, Seller’s Senior Vice President of Operations (“Miller”), available at no cost to Buyer during normal business hours, to provide operations and other assistance to Buyer’s representatives (the “Seller’s Assistance”).  If for any reason, Miller’s employment is with Seller is terminated (whether by Seller or the employee) during that 13-week period, Seller will make another employee of Seller, with similar knowledge and skills as those possessed by Miller, available to provide the Seller’s Assistance to Buyer.

ARTICLE 10
Miscellaneous Provisions

10.1  Expenses.  Except as otherwise provided in Section 11.12 or elsewhere in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with the transactions contemplated by this Agreement.

10.2  Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance by the other party with any warranty, covenant or agreement contained herein.  The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.  The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

10.3  Notices.  All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by recognized overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

To Seller or RMCF:

Aspen Leaf Yogurt, LLC
c/o Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
Attention:  Bryan Merryman, Chief Operating Officer
Facsimile:  970-382-2218

Copies (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
Attention:  Sonny Allison
Facsimile:  303-291-2400

To Buyer:

Ulderico Conte
U-Swirl, Inc.
1175 American Pacific Suite C
Henderson, NV 89074
Facsimile: 702-834-8444

Copies (which shall not constitute notice):

Daniel J. Block
Robinson Waters & O’Dorisio, P. C.
1099 18th Street, Suite 2600
Denver, CO  80202
Facsimile:  303-297-2750

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section.  Such notice shall be effective when received.

10.4  Entire Agreement; Amendments.  This Agreement together with the other Transaction Documents and the Membership Interest Purchase Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto.  This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

10.5  Binding Effect; Assignment.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, heirs, and permitted assigns.  No party hereto may assign or delegate either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of Buyer (in the case of an assignment by Seller) or Seller (in the case of an assignment by Buyer); provided, however, that Seller may: (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates; or (ii) designate one or more of its Affiliates to perform its obligations (other than the transfer of Assumed Assets and Assumed Liabilities) under this Agreement; however, in any or all of which cases Seller nonetheless will remain responsible for the performance of all of Seller’s obligations under this Agreement.

10.6  Headings, Schedules, and Exhibits.  The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.  Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Exhibits and Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.  Any item that could be deemed to be properly disclosable on more than one Schedule to this Agreement shall be deemed to be properly disclosed on all such Schedules if it is disclosed in reasonable detailed on any Schedule to the Agreement.

10.7  Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.  Facsimile signatures will be valid to the same extent as original signatures.

10.8  Governing Law.  The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

10.9  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction does not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.10  Third Parties; Joint Ventures.  Except as set forth in Section 6.4 and Article 8, this Agreement does not confer any rights or remedies upon any Person other than the parties hereto and their respective successors, heirs, and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

10.11  Construction.  This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

10.12  Attorneys’ Fees.  If any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys’ fees and costs and expenses of litigation.

10.13  Limitation on Damages.  Seller and Buyer knowingly and voluntarily agree not to seek, and waive any right they have obtain, special, consequential, punitive, or exemplary damages.

10.14  Disclaimer of Warranties.  Buyer hereby acknowledges and agrees that Buyer is acquiring the Acquired Assets on an “as is, where is” basis.  BUYER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND EACH OF BUYER AND ITS AFFILIATES HEREBY EXPRESSLY WAIVES AND IS NOT RELYING ON, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND EACH OF BUYER AND ITS AFFILIATES HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY REPRESENTATIONS, WARRANTIES, STATEMENTS, INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) OR DOCUMENTS HERETOFORE FURNISHED OR MADE AVAILABLE TO BUYER AND ITS REPRESENTATIVES AND AFFILIATES BY OR ON BEHALF OF SELLER (IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS, WARRANTIES, STATEMENTS, INFORMATION, DATA OR OTHER MATERIALS SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.  EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, SELLER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY RELATING TO ANY ASSET (TANGIBLE, INTANGIBLE OR MIXED), INCLUDING IMPLIED WARRANTIES OF FITNESS, NONINFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

[Signature Page Follows]

Buyer and Seller have executed this Agreement as of the date first written above.

SELLER:

ASPEN LEAF YOGURT, LLC

By: /s/ Bryan J. Merryman
Name: Bryan J. Merryman
Title:  Managing Member

BUYER:

U-SWIRL, INC.

By: /s/ Ulderico Conte
Name:  Ulderico Conte
Title:  Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

With respect to Section 3.4 of the Agreement only, RMCF has executed this Agreement as of the date first written above.

RMCF:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman
Name: Bryan J. Merryman
Title: Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Definitions

Unless the context otherwise requires, the terms defined in this Exhibit A shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquired Assets” has the meaning given in Section 2.1.

“Acquired Contracts” has the meaning given in Section 2.1(a).

“Acquired Governmental Permits” has the meaning given in Section 2.1(b).

“Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“Applicable Survival Period” has the meaning given in Section 8.5.

“Assumed Liabilities” has the meaning given in Section 2.3.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

“Buyer ERISA Affiliate” means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other Person that, together with the Buyer or any of its subsidiaries, is (or, at any time, was) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Buyer Indemnitee” has the meaning given in Section 8.1.

“Closing” has the meaning given in Section 7.1.

“Closing Date” has the meaning given in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Buyer’s $0.001 par value common stock.

“Company Owned Stores” means the Aspen Leaf Yogurt stores located in Greeley, Colorado, Ames, Iowa, Murfreesboro, Tennessee, San Antonio, Texas, DeKalb, Illinois and Gilbert, Arizona.

“Company Owned Store Working Capital” means $79,784 in cash.

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, or agreement, and any enforceable oral agreement.

“Employee Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, equity interest bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, equity interest purchase, equity interest option, restricted equity interest, phantom equity interest or unit, equity interest appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, arrangement, contract or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, qualified or nonqualified, or funded or unfunded, (a) sponsored, maintained or contributed to by Buyer or any of its subsidiaries, or to which Buyer or any of its subsidiaries is a party, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Buyer or any of its subsidiaries (or any dependent or beneficiary of any such individual), or (c) with respect to which Buyer or any of its subsidiaries has (or could have) any obligation or liability.

“Encumbrance” means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract, or otherwise.

“Environmental Claim” means any action, order from any Governmental Authority, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Legal Requirement, and any order from a Governmental Authority or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following

(including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any permit, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made to Buyer pursuant to any Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Date” has the meaning given in Section 4.8(b).

“Exchange Act” has the meaning given in Section 4.8(a).

“Excluded Assets” has the meaning given in Section 2.2.

“Excluded Liabilities” has the meaning given in Section 2.3.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governing Documents” means Seller’s articles of formation and operating or limited liability company agreement in effect as of the Closing Date.

“Governmental Authority” means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, self-regulatory organizations and stock exchanges, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indemnifying Party” has the meaning given in Section 8.3.

“Indemnitee” has the meaning given in Section 8.3.

“Intellectual Property” means all (i) trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for); (ii) copyright registrations and applications; (iii) patents, patent applications and patent rights; (iv) copyrights; (v) software and computer programs; (vi) domain names and URL’s; and (vii) other technology or intellectual property rights of any kind or nature.

“Investor Rights Agreement” has the meaning given in Section 7.2(b).

“Invoices” has the meaning given in Section 2.5.

“Judgment” means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

“Knowledge” of any Person of or with respect to any matter means the actual awareness or knowledge of such matter that (1) such Person, if a natural person, or (2) any of the officers or directors of Person that is a corporation, or (3) the officers, managers, or members of a Person that is a limited liability company, has or would have after due inquiry and investigation.

“Legal Requirements” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority, including Judgments.

“Litigation” means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other activity or procedure that could result in a Judgment.

“Losses” means any claims, losses, liabilities, damages, Encumbrances, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

“Marks” means all trademarks and service marks (either registered, common law or for which registrations have been applied for) incorporating the term “Aspen Leaf Yogurt” or used exclusively in the operation of Aspen Leaf Yogurt stores, but excluding the term “Rocky Mountain Chocolate Factory” or any composite mark that includes such term.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement dated as of the date hereof between Buyer and Rocky Mountain Chocolate Factory, Inc.

“Most Recent Buyer Financial Statements” has the meaning given in Section 4.6(a).

“Non-Recourse Notes” means a non-recourse promissory note in the original principal amount of $100,000, for each of the Company Owned Stores located in Greeley, Colorado, Ames, Iowa, Murfreesboro, Tennessee and Gilbert, Arizona, each in the form attached hereto as Exhibit B.

“Permitted Encumbrances” means (a) Encumbrances for water, sewage and similar charges and Taxes and assessments not yet due and payable; (b) mechanics’, workers’, and other similar liens arising or incurred in the ordinary course of business for amounts which are not delinquent; and (c) easements and rights of way for streets, alleys, highways, telephone lines, gas pipelines, power lines, railways and other easements and rights-of-way on, over or in respect of any real property, and servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements, railway siding agreements and other similar matters of record.

“Person” means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, limited liability company, trust, association, or unincorporated entity of any kind.

“Prime Rate” means the rate announced from time to time by Citibank as its prime rate for loans to commercial customers.

“Purchase Price” has the meaning given in Section 2.4.

“Recourse Notes” means (i) a full recourse promissory note in the original principal amount of $150,000 relating to the Company Owned Store located in San Antonio, Texas, and (ii) a full recourse promissory note in the original principal amount of $350,000 relating to the Company Owned Store located in DeKalb, Illinois, each in the form attached hereto as Exhibit C.

“Retained Stores” has the meaning given in Section 6.4.

“SEC” has the meaning given in Section 4.8(a).

“SEC Documents” has the meaning given in Section 4.8(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning given in Section 7.2(i).

“Seller ERISA Affiliate” means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other Person that, together with the Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Seller Indemnitee” has the meaning given in Section 8.2.

“Share Consideration” means 1,382,600 shares of the Buyer’s Common Stock.

“Sublease” has the meaning given in Section 3.5.

“Tax Returns” means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with or maintained or required to be maintained with any Governmental Authority with respect to Taxes.

“Taxes” means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

“Transaction Documents” means all instruments, schedules, exhibits and documents executed or delivered by Buyer or Seller or any officer, director, or Affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

“Voting Agreement” has the meaning given in Section 7.2(h).

EXHIBIT B

NON-RECOURSE SECURED PROMISSORY NOTE

$100,000	Denver, Colorado
Principal Sum	January __, 2013

FOR VALUE RECEIVED, U-Swirl, Inc., a Nevada corporation (“Maker”), whose address is 1175 American Pacific Suite C, Henderson, NV 89074, promises to pay to the order of Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Payee”), at Payee’s principal place of business, 265 Turner Drive, Durango, CO 81303, the principal sum of $100,000.00.  This Note (i) is issued pursuant to Section 2.4 of the Asset Purchase Agreement dated as of January __, 2013 and entered into by and between Maker and Payee (as in effect from time to time, the “Purchase Agreement”), and (ii) is intended to be the “Non-Recourse Note” relating to the Company Owned Store located in [NOTE # 1: Greeley, Colorado][NOTE # 2: Ames, Iowa] [NOTE # 3: Murfreesboro, Tennessee][NOTE #4: Gilbert, Arizona] referred to therein.  Each capitalized term that is used and not otherwise defined in this Note has the meaning assigned to that term in the Purchase Agreement.

Interest shall accrue on this Note at the rate of 6% per annum, compounded annually.  This Note shall be paid in monthly installments of $1,666.67 plus all accrued interest through the date of payment, with the first payment of principal plus accrued interest due January __, 2015 and subsequent payments of principal plus accrued interest due on the __ day of each month thereafter until paid in full (each a “Payment Date”).  In the event that the amount due under this Note is not paid in full on or before each Payment Date, default interest shall accrue as set forth below.

All payments on this Note shall be applied first to the payment of accrued interest and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance.  All amounts payable hereunder are payable in lawful money of the United States of America.

The indebtedness evidenced by this Note may be prepaid by Maker in whole or in part without notice, penalty, or premium at any time; provided that any principal prepayment shall be accompanied by all interest then accrued, if any.   Unless the outstanding balance is paid in full, no prepayment will delay or postpone the next consecutive payment when that payment becomes due.

Upon the occurrence of any one or more of the following events of default (each an “Event of Default”), Payee may send a written notice to Maker specifying the Event of Default.  In that situation, if Maker does not cure the Event of Default within the time period specified below for that Event of Default (if any) then, at the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable upon notice by Payee to Maker:

(a)           Failure of Maker to pay any part of the principal or interest when due, which failure is not cured within 10 days.

(b)           Any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note, including under the Security Agreement (as defined below), which default is not cured within 10 days.

(c)           Maker is unable, or admits in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

(d)           Any of the following events occurs with respect to Maker: liquidation or dissolution; merger, consolidation, or other corporate reorganization of Maker or any of its subsidiaries; sale of all or any material portion of Maker’s or any of its subsidiaries’ assets; termination of Maker’s or any subsidiary’s existence; insolvency; business failure; or cessation of the conduct of any substantial part of Maker’s or any of its subsidiaries’ business in the ordinary course.

(e)           Maker commences, or there is commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker’s business or property.

(f)           Maker defaults on any other debts, obligations, or liabilities to Payee.

Maker’s obligations on this Note shall be secured by a “Security Agreement” of even date herewith executed by Maker as Debtor and naming Payee as Secured Party.  Notwithstanding anything to the contrary contained herein, the Payee agrees that the Maker shall have no personal liability hereunder and that the Payee shall seek recourse only to the collateral described in the Security Agreement and any such substitute or additional collateral which may be granted to the Payee from time-to-time.  However, nothing contained in this Note shall limit Payee’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim personally against Maker for damages and losses to the extent arising directly or indirectly from any of the following, or against the person or persons committing any of the following:

(a)           fraud or intentional misrepresentation by Maker,

(b)           physical damage to the Company Owned Store to which this Note relates from intentional waste or other action taken or committed by Maker, or

(c)           a breach of the Security Agreement.

In the event any payment on this Note is not paid in full on or before the Payment Date, or in the event of any other Event of Default, all of the outstanding principal sum and any accrued interest then due shall, retroactively from and after the date of this Note, bear interest at the rate of twelve percent (12%) per annum or the maximum amount permitted by applicable law, whichever is greater, thereafter compounded annually at December 31 until paid.  Maker hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred, after an Event of Default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due here under, whether such enforcement or collection is by court action or otherwise.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado.  Maker, and any endorsers, sureties and guarantors, agree that the federal and state courts located in the State of Colorado shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

Maker, and any endorsers, sureties and guarantors, of this Note, jointly and severally waive presentment for payment; and it/they (as applicable) agree to any extension of time of payment and partial payments before, at, or after maturity.  No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power here under, shall affect the liability of Maker.  No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power.  Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note is executed as of the date first written above.

U-Swirl, Inc., a Nevada corporation

By:
Name:
Title:

EXHIBIT C

FULL RECOURSE SECURED PROMISSORY NOTE

[NOTE #1: $150,000.00] [NOTE #2: $350,000.00]	Denver, Colorado
Principal Sum	January __, 2013

FOR VALUE RECEIVED, U-Swirl, Inc., a Nevada corporation (“Maker”), whose address is 1175 American Pacific Suite C, Henderson, NV 89074, promises to pay to the order of Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Payee”), at Payee’s principal place of business, 265 Turner Drive, Durango, CO 81303, the principal sum of $[NOTE 1: $150,000.00][NOTE 2: $350,000.00].  This Note (i) is issued pursuant to Section 2.4 of the Asset Purchase Agreement dated as of January __, 2013 and entered into by and between Maker and Payee (as in effect from time to time, the “Purchase Agreement”), and (ii) is intended to be the “Recourse Note” relating to the Company Owned Store located in [NOTE #1: San Antonio, Texas][NOTE #2: DeKalb, Illinois] referred to therein.  Each capitalized term that is used and not otherwise defined in this Note has the meaning assigned to that term in the Purchase Agreement.

Interest shall accrue on this Note at the rate of 6% per annum, compounded annually.  This Note shall be paid in monthly installments of [NOTE #1 $2,500.00][NOTE #2: $5,833.34] plus all accrued interest through the date of payment, with the first payment of principal plus accrued interest due January __, 2014 and subsequent payments of principal plus accrued interest due on the __ day of each month thereafter until paid in full (each a “Payment Date”).  In the event that the amount due under this Note is not paid in full on or before each Payment Date, default interest shall accrue as set forth below.

All payments on this Note shall be applied first to the payment of accrued interest and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance.  All amounts payable hereunder are payable in lawful money of the United States of America.

The indebtedness evidenced by this Note may be prepaid by Maker in whole or in part without notice, penalty, or premium at any time; provided that any principal prepayment shall be accompanied by all interest then accrued, if any.   Unless the outstanding balance is paid in full, no prepayment will delay or postpone the next consecutive payment when that payment becomes due.

Upon the occurrence of any one or more of the following events of default (each an “Event of Default”), Payee may send a written notice to Maker specifying the Event of Default.  In that situation, if Maker does not cure the Event of Default within the time period specified below for that Event of Default (if any) then, at the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable upon notice by Payee to Maker:

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(a)           Failure of Maker to pay any part of the principal or interest when due, which failure is not cured within 10 days.

(b)           Any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note, including under the Security Agreement (as defined below), which default is not cured within 10 days.

(c)           Maker is unable, or admits in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

(d)           Any of the following events occurs with respect to Maker: liquidation or dissolution; merger, consolidation, or other corporate reorganization of Maker or any of its subsidiaries; sale of all or any material portion of Maker’s or any of its subsidiaries’ assets; termination of Maker’s or any subsidiary’s existence; insolvency; business failure; or cessation of the conduct of any substantial part of Maker’s or any of its subsidiaries’ business in the ordinary course.

(e)           Maker commences, or there is commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker’s business or property.

(f)           Maker defaults on any other debts, obligations, or liabilities to Payee.

Maker’s obligations on this Note, which is full recourse, shall be secured by a “Security Agreement” of even date herewith executed by Maker as Debtor and naming Payee as Secured Party.  Notwithstanding anything to the contrary contained herein, the Maker agrees that it shall have full personal liability hereunder and that the Payee may seek recourse from the collateral described in the Security Agreement and any such substitute or additional collateral which may be granted to the Payee from time-to-time, plus any and all other assets of the Maker.

In the event any payment on this Note is not paid in full on or before the Payment Date, or in the event of any other Event of Default, all of the outstanding principal sum and any accrued interest then due shall, retroactively from and after the date of this Note, bear interest at the rate of twelve percent (12%) per annum or the maximum amount permitted by applicable law, whichever is greater, thereafter compounded annually at December 31 until paid in full.  Maker hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred, after an Event of Default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due here under, whether such enforcement or collection is by court action or otherwise.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado.  Maker, and any endorsers,
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sureties and guarantors, agree that the federal and state courts located in the State of Colorado shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

Maker, and any endorsers, sureties and guarantors, of this Note, jointly and severally waive presentment for payment; and it/they (as applicable) agree to any extension of time of payment and partial payments before, at, or after maturity.  No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power here under, shall affect the liability of Maker.  No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power.  Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note is executed as of the date first written above.

U-Swirl, Inc., a Nevada corporation

By:
Name:
Title:

EXHIBIT 6.9

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into and effective this ___ day of ________, 2013 (the “Effective Date”) between _______________, an individual residing at _______ ____________________________________ (“Employee”); U-Swirl, Inc., a Nevada corporation, located at 1175 American Pacific Suite C, Henderson, Nevada 89074 (“USI”) and U-Swirl, International Inc., a Nevada corporation, located at 1175 American Pacific Suite C, Henderson, Nevada 89074 (“International”).  USI and International may be referred to collectively below as the “Company.”

RECITALS

A.           International is wholly owned by USI.

B.           Employee is currently employed, without an employment agreement, (1) by USI as its Chief Executive Officer and Interim Chief Financial Officer; and (2) by International as its Executive Vice President – Franchise Development. Employee is also a shareholder and director of USI.

C.           USI is negotiating the terms of transactions with two wholly-owned subsidiaries of Rocky Mountain Chocolate Factory, Inc. in which (1) USI will purchase one such subsidiary and the assets of the other subsidiary, and (2) the current shareholders of USI will have their ownership percentage reduced from 100% to 40% (the “RMCF Transactions”).

D.           USI desires to have Employee agree to remain as an employee of the Company for the period of time specified in this Agreement; and as consideration for that commitment by Employee, the Company is willing to commit to paying a severance amount to Employee if his employment is terminated by the Company without Cause (as defined below) or by Employee with Good Reason (as defined below).

AGREEMENT

1.   Employment.  As of the Effective Date of this Agreement, (a) USI hereby agrees to continue to employ Employee, and Employee hereby accepts such continued employment, in the position of Chief Executive Officer, and (b) International hereby agrees to continue to employ Employee, and Employee hereby accepts such continued employment, in the position of Chief Executive Officer, to perform such duties and responsibilities as determined by USI’s or International’s Board of Directors, as applicable (each, a “Board,” and, collectively, the “Boards”).

2.   Term of Employment.  The Company will employ Employee for a term of two years from the Effective Date of this Agreement (the “Initial Employment Term”).  Each one-year period during the Initial Employment Term is referred to below as an “Employment Agreement Year.” Unless earlier terminated pursuant to the terms herein, the Initial Employment Term shall be automatically extended for additional one-year terms (each, a “Renewal Employment Term”) upon the expiration of the Initial Employment Term or any Renewal Employment Term unless the Company or Employee delivers to the other at least 30 days prior to the expiration of the Initial Employment Term or the then-current Renewal Employment Term, as the case may be, a written notice specifying that the term of Employee’s employment will not be renewed at the end of the Initial Employment Term or the then-current Renewal Employment Term, as the case may be.  The Initial Employment Term or, in the event that Employee’s employment hereunder is terminated earlier pursuant to the terms herein or renewed pursuant to this Section 2, such shorter or longer period, as the case may be, is referred to herein as the “Employment Term.”  Either party may terminate the Employment Term and this Agreement only as provided for below.

3.   Extent of Service.  During the Employment Term, Employee agrees to [devote his full time and effort to the Company and] use his best efforts to carry out his duties and responsibilities to the Company, and to discharge his duties and responsibilities in an efficient, trustworthy, and business-like manner.  [The Company acknowledges that Employee is engaged in other business activities.]1 In addition, Employee may provide services as a director or volunteer in charitable, civic, or other non-profit organizations; provided, that, these [other business activities, and any] charitable, civic, or other non-profit organizations in which he participates, will not in the reasonable judgment of the Boards, be in Competition with the Company or interfere or be likely to interfere with Employee’s ability to discharge Employee’s obligations and duties to the Company.

4.   No Breach of Other Obligations.  Employee represents and warrants that: (1) he is not subject to any non-competition, non-solicitation and/or similar agreement with a former employer or other person or entity besides the Company that prohibits or restricts him from entering into this Agreement and/or performing his duties under this Agreement; and (2) his execution and performance of this Agreement does not violate the terms of any agreement.  These representations and warranties continue during the term of Employee’s employment with the Company, and Employee will not enter into any such agreement at any time during the term of his employment.

5.   Base Salary.

a.           Employee will receive a “Base Salary” as follows:

1.           $8,400.00 per month beginning on the Effective Date of this Agreement and continuing through the end of the first Employment Agreement Year;

2.           $9,240.00 per month beginning on the first day of the second Employment Agreement Year and continuing through the end of the second Employment Agreement Year; and

b.           USI and International may split the Base Salary among the two entities in any way the Board of USI determines, from time to time, to be appropriate.  If the Base Salary is split among the entities, each entity will be responsible for issuing paychecks, or making direct deposits (if authorized by Employee) to Employee’s financial institution account, of the portion of the Base Salary allocated to that entity.
__________________________

1 NTD: This language can be used only for Henry Cartwright, not for Terry Cartwright or Rico Conte.

c.           Payment of Base Salary will be made in installments on the regularly scheduled pay dates of USI and/or International, as applicable, in accordance with the Company’s general payroll practice in effect from time to time, subject to all appropriate withholdings and other deductions required by law or the Company’s policies.

6.   Annual Bonus.

a.           Employee will be entitled to receive an “Annual Bonus” as follows:

1.           For the first Employment Agreement Year, $30,000.00, if the Goal (as defined below) for that year is achieved;

2.           For the second Employment Agreement Year, $33,000.00, if the Goal for that year is achieved; and

b.           If Employee qualifies for an Annual Bonus for an Employment Agreement Year, the Annual Bonus will be paid to Employee within 30 days after completion of the Company’s audit for the applicable fiscal year.  Except as set forth in Section 15 below, in order to be eligible to receive any Annual Bonus Employee must be employed by the Company through the close of business on the date such Annual Bonus is paid.

7.   Goals.  The “Goal” for each Employment Agreement Year will be achieved if USI’s earnings before interest, taxes, depreciation and amortization, as reasonably determined by the Boards in their sole discretion and calculated in accordance with generally accepted accounting principles, consistently applied, is greater than or equal to the following amounts:

Fiscal year beginning 3/1/2013 and ending 2/28/2014:                         $712,900.00
Fiscal year beginning 3/1/2014 and ending 2/28/2015:                         $1,120,400.00

8.   Stock Compensation.

a.           Subject to approval by the Board of USI, Employee will receive grants of restricted USI common stock as follows:

1.           Within thirty (30) days following the date of the consummation of the RMCF Transactions, USI will grant to Employee 253,333 unvested shares of USI restricted common stock.  That stock will vest at a rate of 20% per year on each anniversary of the date of consummation the RMCF Transaction in accordance with the Restricted Stock Agreement (as defined below).

2.           If the Goal is achieved for the second Employment Agreement Year, Employee will be granted unvested shares of USI restricted common stock in an amount equal to (a) Employee’s Base Salary payable for the second Employment Agreement Year, divided by (b) the Fair Market Value (as defined below) of a share of common stock of USI on the date of the grant.  That stock will vest at a rate of 20% per year on each anniversary of the date of such grant in accordance with the Restricted Stock Agreement.

b.           For purposes of this Section 8, “Fair Market Value” shall mean: (a) if USI’s common stock is not publicly traded on a national stock exchange on the date of the grant of any such restricted stock in accordance with Section 8(a), fair market value of a share of common stock determined by the USI Board in its reasonable discretion, or (b) if USI’s common stock is publicly traded on a national stock exchange on the date of the grant of any such restricted stock in accordance with Section 8(a), the volume weighted average daily closing price for the thirty day period immediately preceding such grant.

c.           Each of the grants of unvested shares of USI restricted common stock under this Section, as applicable, will be made pursuant  and subject to a restricted stock agreement (a “Restricted Stock Agreement”) by and between USI and Employee, which agreement will provide, among other things, that the grants of stock, other than the grant made within thirty (30) days following the consummation of the RMCF Transactions, will be made within 30 days after the end of the applicable fiscal year, in the form of agreement that is attached to this Agreement as Exhibit A.  Except as set forth in Section 15 below, any unvested restricted stock that is outstanding upon termination of Employee’s employment, whether by the Company, the Employee or by reason of the expiration of the Employment Term, will be cancelled without any consideration.

9.   Vacation; Sick Leave; Holidays.

a.           Vacation.   Employee will be entitled to take up to three weeks (120 hours) of paid vacation per Employment Agreement Year.  Up to one week (40 hours) of earned vacation time not used in any Employment Agreement Year can be carried over to the next year.  However, Employee can never have more than four weeks (160) of earned but unused vacation time.  Employee will use his reasonable efforts to schedule vacation periods to minimize disruption of the Company’s business.  Unused vacation days are lost and are not paid upon termination of the Employee’s employment with the Company.

b.           Sick Leave.  Employee will be entitled to 10 days (80 hours) of paid sick leave per Employment Agreement Year for illnesses.  Unused paid sick leave cannot be carried over from one year to the next; and thus, Employee can never have more than 10 days (80 hours) of paid sick leave available.  Unused sick leave days/hours are not paid upon termination of the Employee’s employment with the Company.

c.           Holidays.  Employee will be entitled to the following paid holidays:  New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas Day; plus any other days designated by the Company in any year as paid holidays for management-level employees based at the Company’s headquarters.

10. Other Employee Benefits.  During the Employment Term, Employee shall be entitled to receive all benefits of employment generally available to the Company’s other similarly situated employees when and as such benefits, if any, become available and Employee becomes eligible for them, including any sick leave, medical, dental, life and disability insurance benefits, long term incentive plan, equity incentive plan and/or profit-sharing plan.

11.   Expenses.   USI or International, as applicable, will reimburse Employee for all reasonable business expenses incurred by Employee in carrying out his authorized duties for USI and International; provided that Employee complies with, and maintains receipts and records of such expenses in accordance with, USI’s and International’s (as applicable) expense reimbursement policies and accounting procedures in effect from time to time.

12.   Change in Control.  If a merger, reverse merger, share exchange, split, reorganization, consolidation, dissolution, liquidation, or other transaction occurs that results in acquisition of more than 50% of the common stock of USI by one or more individuals or/and entities that is/are not shareholders of USI as of the Closing of the RMCF Transactions (a “Change in Control”), either (a) Employee, six months after the Change in Control, as a termination for Good Reason (as defined below), or (b) the Company, as termination without Cause (as defined below), will have the right to terminate this Agreement and Employee’s employment by the Company. In that situation either the provisions in Section 15.b.2 or 15.b.3 below are applicable.

13.   Confidentiality and Non-Competition.

a.           Confidential Information.  Employee acknowledges that his position with the Company has given and will continue to give him access to Confidential Information that constitutes a valuable asset of the Company. For purposes of this Agreement, “Confidential Information” means confidential or proprietary information and/or techniques of the Company or its subsidiaries or affiliates entrusted to, developed by, or made available to Employee, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally.  Examples of Confidential Information include, without limitation, customers, prospective customers and customer records; trade secrets; methods of operation of stores owned and/or franchised by USI, International, or any other affiliate of USI; information about products, services, or procedures sold in or used in stores owned and/or franchised by USI, International, or any other affiliate of USI; marketing and/or sales plans of USI, International, or any other affiliate of USI; and information regarding the present or future business plans, financial information, or intellectual property of USI, International, or any other affiliate of USI.  Confidential Information does not include information generally known to the public or in the food-service industry through no disclosure or fault of Employee.  Employee acknowledges that the Confidential Information is unique and novel to Employee.

b.           Nondisclosure; No Unauthorized Use.  At all times both during employment of Employee with the Company, and after the employment relationship with the Company has ended for any reason, Employee agrees that he will not, either directly or indirectly, and Employee will not permit any Covered Entity which is controlled by Employee to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Confidential Information to the general public in any form; (iii) take any action that uses Confidential Information to solicit any customer or prospective customer; or (iv) take any action that uses Confidential Information for solicitation or marketing for any service or product or on Employee’s behalf or on behalf of any entity other than the Company or its subsidiaries or affiliates with which Employee may become associated, except (A) as required in connection with the performance of such Employee’s duties to the Company, (B) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over Employee or any Covered Entity which is controlled by Employee, (C) as required in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to Employee or any Covered Entity which is controlled by Employee, (E) as required in connection with an audit by any taxing authority, or (F) as permitted by the express written consent of the Board of Directors.  In the event that Employee or any such Covered Entity which is controlled by Employee is required to disclose Confidential Information pursuant to the foregoing exceptions, Employee shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information.  If the Company does not obtain such relief prior to the time that Employee (or such

Covered Entity) is legally compelled to disclose such Confidential Information, Employee (or such Covered Entity) may disclose that portion of the Confidential Information which counsel to Employee advises Employee that he is legally compelled to disclose or else stand liable for contempt or suffer censure or penalty.  In such cases, Employee shall promptly provide the Company with a copy of the Confidential Information so disclosed.  This provision applies without limitation to unauthorized use of Confidential Information in any medium, including film, videotape, audiotape and writings of any kind (including books, articles, blogs and websites).  For purposes of this Section 13, “Covered Entity” means every Affiliate of Employee, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Employee has an investment (whether through debt or equity securities), or maintains any capital contribution or has made any advances to, or in which any Affiliate of Employee has an ownership interest or profit sharing percentage.  The agreements of Employee contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.

b.           Unauthorized Disclosure or Use.   Employee will promptly advise the Company of any unauthorized disclosure or use, or suspected unauthorized disclosure or use, of the Confidential Information by Employee or any other person or entity that is known to Employee.

c.           Delivery of Information to the Company.  If Employee ceases to work for the Company for any reason, Employee shall (i) return to the Company all Confidential Information (and will not keep in his possession, recreate or deliver to anyone else) in any form or media and all copies thereof, (ii) return all Confidential Information from any computers Employee owns or uses outside the Company and delete all Confidential Information after returning such information to the Company from any computers Employee owns or uses outside the Company, and (iii) participate in an exit interview for the purpose of ensuring that the Confidential Information and business relationships will not be put at risk in any new position Employee may assume.

d.           Non-Competition.

1.           Covenant Not to Compete.  During the Employment Term and for a period of two years following the termination of Employee’s employment with the Company, for whatever reason, whether by Employee or the Company, Employee agrees that he will not either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise:  (A) form or assist others in forming, be employed by, perform services for, become a consultant or independent contractor for, invest in (whether through equity or debt securities), assist (financially or otherwise), or lend Employee’s name, counsel or assistance to any entity that is In Competition (as defined below) with the Company, or (B) own, directly or indirectly, any interest in or become an employee, officer, director, member or partner of, or participant in or consultant or independent contractor to any entity that is In Competition with the Company.  Despite the language above, this provision does not restrict Employee from owning securities in business In Competition with the Company if the securities are listed on a stock exchange or publicly traded on the over-the-counter market and represent not more than 2% of the total securities of that entity issued and outstanding.

3.           “In Competition” Defined.  In this Agreement, “In Competition” means the franchising or operation of a business offering primarily yogurt or any kind of frozen dessert products for sale or any other business in which the Company or any of its subsidiaries or affiliates is engaged during the Employment Term, anywhere in the United States or any other jurisdiction where there is a store or other outlet owned and/or operated, or franchised, by USI,

International, or any other subsidiary of USI.  Employee specifically acknowledges and agrees that the Company’s business covers or will cover the market area identified above, and agrees that the restrictions contained in this Section 13 are reasonable in scope under Nevada law.

e.           Non-Diversion of Business.  For a period of two years after the Effective Date of this Agreement, Employee hereby covenants and agrees that Employee shall not either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise:  (A) solicit or accept business from any customer or prospective customer, in each case, for the purpose of providing goods or services In Competition with the Company or any subsidiary or affiliate of the Company or solicit or induce any customer to terminate, reduce or alter in a manner adverse to the business of the Company or any subsidiary or affiliate, any existing business arrangement or agreement with the Company or any subsidiary or affiliate.

f.           Non-Solicitation of Employees.  Employee agrees that Employee will not solicit, induce, or attempt to induce, either directly or indirectly, individually or by or through any Covered Entity, any employee or independent contractor of USI, International, or any other affiliate of USI (if any) to terminate his or her employment with USI, International, or any other affiliate of USI, or to be employed or engaged as an independent contractor by any individual or entity other than USI, International, or any other affiliate of USI, either (1) during the term of Employee’s employment with the Company; or (2) or for a period of one year after the termination of Employee’s employment with the Company for any reason.  During that same time period, Employee will not, either directly or indirectly, individually or by or through any Covered Entity, hire as an employee or engage as an independent contractor any person who was an employee or independent contractor of USI, International, or any other affiliate of USI during the prior twelve months.

g.           Acknowledgements; “Blue Pencil” Provision.  Employee acknowledges that the time period of the noncompetition and non-diversion covenants in this Section 13 are limited, that the prohibited actions are reasonably limited, and that geographic area of the noncompetition restrictions are reasonable and necessary to protect the Company, and not inconsistent with Nevada law.  Despite the language above, the parties agree that in the event that any provision or term of Section 13, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in Section 13) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to be effective for the maximum period of time for which it/they may be enforceable and over the maximum geographical area as to which it/they may be enforceable and to the maximum extent in all other respects as to which it/they may be enforceable.  Such modified restriction(s) shall be enforced by the court or adjudicator.  In the event that modification is not possible, because each of Employee’s obligations in Section 13 is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforced..

h.           Remedies.  Employee acknowledges that Employee’s expertise is of a special and unique character which gives this expertise a particular value, and that a breach of Section 13 by Employee will cause serious and potentially irreparable harm to the Company and its subsidiaries and affiliates.  Employee therefore acknowledges that a breach of Section 13 by Employee cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and its subsidiaries and affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent.  By reason thereof, Employee acknowledges that the Company and its subsidiaries and affiliates are entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement.  Employee acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Employee.  In the event of a breach or violation by Employee of any of the provisions of Section 13, the running of the applicable time periods for such covenants shall be tolled with respect to Employee during the continuance of any actual breach or violation.

14.   Ownership of Intellectual Property.

a.           References to the Company.  In this Section 14, references to the “Company” mean the entity that is the owner of the particular item of intellectual property, or the entity to which Employee’s rights are being transferred; which is either USI or International, as applicable, unless joint ownership occurs, in which case the “Company” means both entities.

b.           The Company is Sole Owner.  Employee understands and agrees that the Company, and not Employee, will be the owner of any idea, invention, technique, modification, process, or improvement (whether patentable or not), any trademark or service mark (whether registerable or not), and any work of authorship (whether copyrightable or not) created, conceived, or developed by Employee, either solely or in conjunction with others: (1) during the Employment Term as part of Employee’s duties for the Company, on Company time, and/or using equipment, supplies, or systems owned by the Company; (2) during a period that includes a portion of the Employment Term and that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and/or (3) following termination of Employee's employment with the Company, that is based upon or uses any confidential information of the Company (collectively, “Employee’s Creations”).

c.           Work Made for Hire.  Employee acknowledges and agrees that all of Employee's Creations constituting writing, works of authorship, specially commissioned works, and any other works created, conceived, or developed by Employee that are copyrightable are each a “work made for hire” as that term is defined under U. S. copyright law; and are the sole property of the Company. If, however, it is determined that any such works are not a work made for hire, Employee hereby sells, assigns, and transfers to the Company, its successors, and assigns, for no additional consideration, all of Employee’s right, title, and interest in any copyrights in the works or any portion thereof; and all the profit, benefit, and advantage that arises or may arise from publishing, copying, printing, playing, performing, selling, renting, or otherwise vending the works during the entire term of any such copyright.

d.           Transfer of Other Rights.  Employee hereby sells, assigns, and transfers to the Company, its successors, and assigns, for no additional consideration, all of Employee’s right, title, and interest in any of Employee’s Creations that are an idea, invention, technique, modification, process, or improvement (whether patentable or not), or a trademark or service mark (whether registerable or not).

e.           Obligations of Employee.  Without limiting the generality of the foregoing, Employee agrees to do all of the following:

1.           Disclose to the Company in writing any Employee’s Creation.

2.           Assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of Employee's rights (including all intellectual property rights) to any Employee’s Creation for the United States and all foreign jurisdictions.

3.           Execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain in the United States and any foreign jurisdictions patents, copyright registrations, trademark registrations, or other registrations with respect to any Employee’s Creation.

4.           Sign all other papers necessary to carry out the above obligations.

5.           Give testimony and render any other assistance, but without expense to Employee, in support of the Company's rights to any Employee’s Creation.

15.   Termination.

a.           Termination of Employee’s employment with Company terminates the Employment Term, and termination of the Employment Term terminates this Agreement.  All vested and determinable compensation earned by Employee as of the date of termination of employment will be paid to Employee in accordance with Nevada law.

b.           Either the Company or Employee may terminate Employee’s employment with the Company prior to the expiration of the Employment Term as follows:

1.           With Cause.  The Company may terminate Employee’s employment at any time with Cause (as defined below).  If the Company terminates Employee’s employment with Cause, Employee will have no right to receive compensation or other benefits for any period after termination, except as may be required by law.  Termination with “Cause” means termination for any one or more of the following: (a) Employee’s fraud, dishonesty, illegal conduct, or theft or embezzlement of the Company’s property; (b) Employees willful or reckless misconduct; (c) breach of this Agreement, which if the breach is curable is not cured by Employee within 30 days; (d) breach of fiduciary duties involving personal benefit; (e) willful misfeasance or nonfeasance by Employee of his assigned duties, which includes not following the reasonable written direction of a Board or Employee’s direct supervisor, or repeated intentional refusal by Employee to perform his assigned duties; and/or (f) conviction of a felony or conduct of any action of moral turpitude.  In that situation, the Company will notify Employee in writing, which will specify in reasonable detail the basis for such termination.  At the time of termination with Cause any unvested USI stock granted to Employee will be forfeited by Employee.

2.           Without Cause.  The Company will have the right at any time to terminate Employee’s employment without Cause by providing Employee with written notice of the termination, specifying the date of termination.  If the Company terminates Employee’s employment without Cause and subject to Section 15.e., Employee will receive severance pay (in addition to the payments contemplated by Section 15.a.) in an amount equal to two (2) years of Employee’s Base Salary as of the date of termination; except that if less than two (2) years is remaining in the term of this Agreement, the severance pay will be Base Salary payable through the end of the term of this Agreement (as determined on the date of termination).  In addition, if the Goal to qualify for an Annual Bonus for the current Employment Agreement Year has not been achieved, but as of the date of termination of employment the Goal is projected to be achieved based on the financial performance of the Company for the complete months that have elapsed in the current Employment Agreement Year (the “Prorated Goal”), Employee will receive as additional severance pay the prorated portion of the Annual Bonus for that Employment Agreement Year.  By way of example only, if the date of termination is over four months, but less than five months, into a fiscal year of the Company, the Prorated Goal is 4/12 of the Goal for that year, and if the Prorated Goal has been achieved for such period, Employee will receive 4/12 of the Annual Bonus for that year.  The Company will pay the total severance pay in two equal installments, with the first installment payable on the first business day immediately following the Release Effective Date and the second installment payable on the 6-month anniversary of the Release Effective Date.  Additionally, all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will immediately vest on the first business day immediately following the Release Effective Date.

3.           Good Reason.  Employee may terminate his employment with “Good Reason” upon written notice to the Company if any of the following events occur (i) the Company materially breaches this Agreement or (ii) Employee’s job duties with USI and/or International are materially reduced from Employee’s duties as of the Effective Date of this Agreement.   Subject to Section 15.e., f Employee terminates his employment with the Company for Good Reason, the Company will be obligated to pay severance to Employee in the amount as determined if, and at the same time as if, a termination by the Company without Cause had occurred.  Additionally, all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will ivest on the first business day immediately following the Release Effective Date.  Notwithstanding the foregoing, termination of employment by Employee will not be for Good Reason unless (x) Employee notifies the Company in writing of the existence of the condition which Employee believes constitutes Good Reason within thirty (30) days of the initial existence of such condition (which notice specifically identifies such condition), (y) the Company fails to remedy such condition within thirty (30) days after the date on which it receives such notice (the "Remedial Period"), and (z) Employee actually terminates employment within thirty (30) days after the expiration of the Remedial Period and before the Company remedies such condition.  If Employee terminates employment before the expiration of the Remedial Period or after the Company remedies the condition, then Employee 's termination will not be considered to be for Good Reason.

4.           Without Good Reason.  Employee may terminate his employment without Good Reason at any time.  Employee agrees, however, that he will give the Boards at least three weeks prior notice of a termination without Good Reason.  If Employee terminates his employment without Good Reason, (1) he will not receive any severance payment or benefits, and (2) any unvested USI stock granted to Employee will be cancelled without any consideration.

c.           Disability of Employee.  Except if prohibited by any applicable laws, the Company may terminate Employee’s employment if Employee is unable substantially to perform his duties and responsibilities under this Agreement to the full extent required by the Boards by reason of illness, injury, or incapacity for three consecutive months, or for more than six months in the aggregate during any period of 12 calendar months.  In addition to his earned compensation as of the date of termination of his employment, subject to Section 15.e., the Company will continue to pay Employee his Base Salary through the end of the month in which the Employee’s employment is terminated, but the amount the Company will be required to pay Employee for the period after termination of his employment will be reduced by the amount of (1) any disability payments received by him under any employee benefits plan, and (2) any amounts owed by him to the Company.  In addition, the Company will pay to Employee, on the first business day immediately following the Release Effective Date, the prorated Annual Bonus if Employee has achieved the Prorated Goal for the current fiscal year; and all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will vest on the first business day immediately following the Release Effective Date.  Employee is also entitled to continued participation in any employee benefit programs that allow participation by former employees of the Company, in accordance with applicable plans and programs of the Company.  The Company will have no further liability or obligation to Employee for compensation under this Agreement except as otherwise specifically provided in this Agreement.  Employee agrees, in the event of a dispute regarding the existence or extent of his disability to submit to a physical examination by a licensed physician selected by the USI Board.

d.           Death of Employee.  This Agreement and Employment Term will automatically terminate in the event of Employee’s death.  In that situation, subject to Section 15.e., the Company will pay to Employee’s executors, legal representatives or administrators, as applicable, an amount equal to the installment of his Base Salary for the month in which he dies, and the prorated Annual Bonus if Employee had achieved the Prorated Goal for the relevant fiscal year on the first business day immediately following the Release Effective Date.  All unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will vest on the first business day immediately following the Release Effective Date.  In addition, Employee’s estate will be entitled to any other employee benefits of Employee in accordance with applicable plans and programs of the Company.  The Company will have no further liability or obligation under this Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, except as otherwise specifically provided in this Agreement.

e.           Employee’s receipt of any payments or other benefits in connection with Employee’s termination of employment pursuant to Section 15.b.2., 15.b.3., 15.c., or 15.d., as the case may be, is subject to Employee (or in the case of Employee’s death, Employee’s executor) signing, and allowing to become effective and not revoking thereafter, a general release and waiver of claims, which release and waiver shall be in a form acceptable to the Company, within sixty (60) days following the date of termination of employment (the "Release Effective Date").  In the event that Employee does not sign and allow to become effective such a release and waiver of claims by the Release Effective Date, Employee will not be entitled to receive any payments or other benefits contemplated by this Section 15 (other than those payments and benefits contemplated in Section 15.a.).

16.   Notices.  Any notice to be given to any party to this Agreement claiming a breach of, or to terminate, this Agreement will be in writing and will be personally delivered; or sent via courier or by certified mail with delivery charges/postage prepaid; and addressed to the parties at the addresses above, or to such other addresses as either party provides to the other in writing prior to the giving of notice.  Notices will be deemed delivered upon receipt by the party being notified if given by personal delivery or courier, or two business days after deposit with the U.S. Postal Service with proper address and postage paid.  Paychecks and other payments (if any) by the Company to Employee may be delivered to Employee by any means permissible under applicable law.

17.   Section 409A.  The parties intend that this Agreement and the payments and other benefits provided hereunder be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder (collectively, “Section 409A”)  to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise.  To the extent Section 409A is applicable to this Agreement and any such payments and benefits, the parties intend that this Agreement and such payments and benefits comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary:

a.           if at the time Employee's employment hereunder terminates, Employee is a "specified employee," as defined in Treasury Regulation Section 1.409A-1(i), then to the extent necessary to avoid subjecting Employee to the imposition of any additional tax under Section 409A, any and all amounts payable under this Agreement on account of such termination of employment that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid in a lump sum on the first day of the seventh month following the date on which Executive's employment terminates or, if earlier, upon Executive's death;

b.           a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a "separation from service," as defined in Treasury Regulation Section 1.409A-1(h) after giving effect to the presumptions contained therein, and, for purposes of any such provision of this Agreement, references to "terminate," "termination," "termination of employment" and like terms shall mean separation from service; and

c.           each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

Notwithstanding anything to the contrary herein, the Company makes no representations or warranties to Employee with respect to any tax, economic or legal consequences of this Agreement or any payments or other benefits provided hereunder, including without limitation under Section 409A, and no provision of the Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A or any other legal requirement from Employee or any other individual to the Company or any of its subsidiaries or affiliates.  Employee, by executing this Agreement, shall be deemed to have waived any claim against the Company and its affiliates and subsidiaries and affiliates with respect to any such tax, economic or legal consequences.

18.   Miscellaneous.

a.           Survival.  The confidentiality covenant, the post termination covenant of non-competition, the non-solicitation covenant, and the covenants concerning Employee’s Creations in this Agreement, and any obligations of the Company that are to be fulfilled after termination of this Agreement, will survive termination of this Agreement.

b.           Waiver.  The waiver by the Company or Employee of any breach of any provision of this Agreement will not operate or be construed as a waiver by the Company or Employee of any subsequent breach by the Company or Employee, respectively.

c.           Entire Agreement.  All prior negotiations and agreements between the parties to this Agreement with respect its subject matter are superseded by this Agreement; and there are no representations, warranties, understandings, or agreements concerning its subject matter other than those expressly set forth in this Agreement.

d.           Amendment.  This Agreement may be modified only by written instrument signed by Employee and on behalf of the Company.

e.           Attorneys’ Fees; Costs.  The prevailing party in any suit or action arising out of or related to this Agreement will be entitled to recover from the other party its attorney fees, costs, and expenses in the amount that the court determines reasonable in both the trial court and appellate courts (as applicable).

f.           Governing Law; Forum; Waiver of Jury Trial.  This Agreement is governed by the laws of the State of Nevada.  The parties agree that any appropriate state or federal court located in Nevada has exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement and is the proper forum in which to adjudicate the case or controversy.  EXCEPT IF PROHIBITED BY APPLICABLE LAW, EMPLOYEE AND THE COMPANY EACH KNOWINGLY, VOLUNTARILY, AND WILLINGLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATED TO, THIS AGREEMENT.

g.           Counsel; No Reliance.   Employee and the Company each represent that he/it has consulted with its own legal counsel concerning this Agreement; or that he/it had an opportunity to consult with its own legal counsel concerning this Agreement, but voluntarily declined to do so.  Each party represents that he/it has not relied upon statements or representations of the other party except as set forth in this Agreement.

h.           Interpretation.  Employee and the Company each agree that this Agreement may not be construed or interpreted against any party on the grounds of authorship.

i.           Partial Invalidity.  If a court of competent jurisdiction makes a final determination that any provision of this Agreement is invalid or unenforceable, that provision will be modified by the court so as to best continue to carry out the intent of the parties, or severed from this Agreement if it cannot be so modified; and the remaining terms and provisions remain unimpaired.

j.           Headings.  The headings in this Agreement are for purposes of identification only and will not be considered in construing this Agreement.

k.           Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which when taken together will constitute a single agreement.

U-Swirl, Inc.	EMPLOYEE:

By:
Print Name:
Title:

U-Swirl, International, Inc.

By:
Print Name:
Title:

EXHIBIT 7.2(a)

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment (this “Bill of Sale”) is entered into as of January [__], 2013, and pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as the date hereof, by and between U-Swirl, Inc., a Nevada corporation (“Buyer”), and Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Seller”), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, and its successors and assigns, all of their right, title, and interest in and to all of the Acquired Assets.

Nothing contained in this Bill of Sale is intended to provide any rights to Buyer or Seller beyond those rights expressly provided to Buyer or Seller in the Purchase Agreement.  Nothing contained in this Bill of Sale is intended to impose any obligations or liabilities on Buyer or Seller beyond those obligations and liabilities expressly imposed on Buyer or Seller in the Purchase Agreement.  Nothing contained in this Bill of Sale is intended to expand or limit any of the rights or remedies available to Buyer or Seller under the Purchase Agreement.

Buyer and Seller hereby agree to execute and deliver to the other such further instruments of transfer, assignment, delegation and assumption, and take such other action as either Buyer or Seller may reasonably request, to more effectively transfer to, assign to, and vest in Buyer each of the Acquired Assets.

This Bill of Sale may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. The parties hereto may sign this Bill of Sale in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

This Bill of Sale (i) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except Buyer may assign this Bill of Sale to any affiliate by operation of law or otherwise, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be duly executed and delivered as of the day and year first written above.

BUYER:

U-SWIRL, INC.

By:
Name:
Title:

SELLER:

ASPEN LEAF YOGURT, LLC

By:
Name: Bryan J. Merryman
Title: Managing Member

EXHIBIT 7.2(b)

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT is made as of the [__] day of _____, 201_, by and between U-Swirl, Inc., a Nevada corporation (the “Company”), and  [Rocky Mountain Chocolate Factory, Inc., a Colorado corporation][Aspen Leaf Yogurt, LLC, a Colorado limited liability company] (the “Investor”).

RECITALS

WHEREAS, the Investor is party to that certain [Membership Interest Purchase Agreement][Asset Purchase Agreement] of even date herewith between the Company and the Investor (the “Purchase Agreement”), under which certain of the Company’s and the Investor’s obligations are conditioned upon the execution and delivery of this Agreement by the Investor and the Company.

NOW, THEREFORE, the Investor and the Company hereby agree as follows:

Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  For purposes of this Agreement:

1.1.     “Change of Control” means the Investor together with [Rocky Mountain Chocolate Factory, Inc., a Colorado corporation][Aspen Leaf Yogurt, LLC, a Colorado limited liability company] shall collectively cease to, directly or indirectly, (i) own and control at least sixty percent (60%) of the outstanding equity interests of the Company or (ii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of the Company and to direct the management policies and decisions of the Company.

1.2.  “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.3.  “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

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1.4.  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5.  “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6.  “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7.  “Form S-3”means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8.  “GAAP” means generally accepted accounting principles in the United States.

1.9.  “Holder” means any holder of Registrable Securities.

1.10.  “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.11.  “Liquidation Event” means each of the following events:

(a)           a merger or consolidation in which

                           (i)           the Company is a constituent party or

                           (ii)         a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

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(b)                      the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.12.  “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.13.  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.14.      “Registrable Securities” means (i) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investor on or after the date hereof; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1.

1.15.  “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.16.  “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.11(a) hereof.

1.17.  “SEC” means the Securities and Exchange Commission.

1.18.  “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.19.  “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.20.  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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1.21.  “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.22.  “Voting Agreement” means that certain Voting Agreement between the Investor and the Company, dated as of the date hereof.

Registration Rights.  The Company covenants and agrees as follows:

Demand Registration.

Form S-1 Demand.  If at any time the Company receives a request from the Investor, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Investor requested to be registered, subject to the limitations of Subsection 2.1(c), Subsection 2.1(d) and Subsection 2.3.

Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Investor, the Company shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included by the Investor, subject to the limitations of Subsection 2.1(c), Subsection 2.1(d) and Subsection 2.3.

Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than an Excluded Registration.

The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a); (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Investor proposes to dispose of

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shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC.

Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration.  Upon the request of the Investor given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that the Investor has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

Underwriting Requirements.

If, pursuant to Subsection 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Subsection 2.1.  The underwriter(s) will be selected by the Investor, subject only to the reasonable approval of the Company.

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Investor’s Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from

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the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

For purposes of Subsection 2.1, a registration shall not be counted as “effected” if fewer than fifty percent (50%) of the total number of Registrable Securities that the Investor has requested to be included in such registration statement are actually included.

Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to three hundred sixty-five (365) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate their disposition of their Registrable Securities;

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

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use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

promptly make available for inspection by the Investor, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Investor (“Investor Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Investor of the Registrable Securities to be registered; provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request

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and has withdrawn the request with reasonable promptness after learning of such information then the Investor shall not be required to pay any of such expenses.

Delay of Registration.  The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, and any underwriter (as defined in the Securities Act), against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a

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party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by the Investor pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

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Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S 3 (at any time after the Company so qualifies to use such form).

Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after the Investor has had the opportunity to include in the registration and offering all shares of Registrable Securities that it wishes to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

Legends.

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Each certificate or instrument representing (i) the Registrable Securities and (ii) any other securities issued in respect of the securities referenced in clause (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.

The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.

Information and Observer Rights.

Delivery of Financial Statements.  The Company shall deliver to the Investor:

as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

as soon as practicable, but in any event within twenty-five (25) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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as soon as practicable, but in any event within twenty-five (25) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b) and Subsection 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b) and Subsection 3.1(d)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Inspection.  The Company shall permit the Investor, at the Company’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor.

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Board Nominees.  The Investor shall have the right to designate Investor Designees to be nominated to the Board of Directors.  The Company shall nominate the Investor Designees for a vote of the shareholders at any meeting or action by written consent involving the election of directors to the Board of Directors.  In the event that any duly elected Investor Designee is removed from the Board of Directors, the Investor shall be entitled to designate another of Investor’s designees for nomination for election to the Board of Directors. “Investor Designees” means those persons designated for nomination to the Board of Directors by the Investor, the number of which shall not be less than a majority of the Board of Directors when aggregated with any director nominees who are nominated by any of the Investor’s subsidiaries or parent company.

Miscellaneous.

Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities that (i) is an Affiliate of the Investor or (ii) after such transfer, the transferee holds at least 25% of the shares of Registrable Securities that were previously held by the Investor (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.  Any such counterpart shall be effective as a counterpart signature page hereto without regard to page, document or version numbers or other identifying information thereon, which are for convenience of reference only.  The parties hereto may sign this Agreement in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the signature page hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.4.

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 4.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Entire Agreement.  This Agreement, together with the Schedules hereto, the Purchase Agreement and the Voting Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Governing Law; Venue; Waiver Of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND

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INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.  THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF COLORADO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

 [Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

U-SWIRL, INC.

By:____________________________
Name:_____________________
Title: _____________________

Address for Notice: ____________________________ ____________________________ ____________________________ Fax:_________________________ Email:_______________________ Attn: ________________________

with copy to (which shall not constitute notice):
_____________________________
_____________________________
_____________________________

Fax: _________________________
Email: _______________________
Attn: ________________________

INVESTOR:

[ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.] [ASPEN LEAF YOGURT, LLC]

By:_____________________________________
Name:_______________________________
Title: _______________________________

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EXHIBIT 7.2(h)

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of this __ day of January, 2013, by and among U-Swirl, Inc., a Nevada corporation (the “Company”), Henry Cartwright, an individual residing in Nevada (“H. Cartwright”); Ulderico Conte, an individual residing in Nevada (“Conte”); Terry Cartwright, an individual residing in Nevada (“T. Cartwright”), Rocky Mountain Chocolate Factory, Inc., a Colorado corporation; (“Rocky Mountain”) and Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Aspen Leaf”).  Rocky Mountain and Aspen Leaf may be referred to collectively below as “RMCF.”

RECITALS

A.           The Company and Rocky Mountain are parties to a Membership Interest Purchase Agreement, and the Company and Aspen Leaf are parties to an Asset Purchase Agreement (collectively, the “Purchase Agreement”), each of even date herewith and pursuant to which, concurrently with the execution of this Agreement, the Company is issuing to RMCF 8,641,253 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”).

B.           Rocky Mountain’s and the Company’s obligations under the Purchase Agreement are conditioned on the execution by the parties of this Agreement pursuant to which, among other rights, RMCF will have the right to designate the election of certain members of the board of directors of the Company (the “Board”), and refrain from making certain changes to the Board, in accordance with the terms of this Agreement.

C.           H. Cartwright, Conte and T. Cartwright are shareholders of the Company’s common stock, immediately prior the Effective Date of this Agreement.

D           Rocky Mountain, Aspen Leaf, H. Cartwright, Conte and T. Cartwright may be referred to below individually as a “Shareholder” and collectively as the “Shareholders”; provided, however, that if any of those entities or individuals ceases to own any Shares (as defined below), it or he will cease to be a Shareholder.

NOW, THEREFORE, the parties agree as follows:

AGREEMENTS

1.   Voting Provisions Regarding Board of Directors.

1.1.  Size of the Board.  The Shareholders each agree to vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure the following situations:

(a)            For the first full year after the Effective Date of this Agreement (i) the size of the Board shall be eight (8) directors, unless H. Cartwright, Conte, T. Cartwright and RMCF each agree, in writing, otherwise.

(b)           After the first full year after the Effective Date of this Agreement the Board cannot be increased to more than eight (8) directors, unless otherwise consented to in writing by RMCF.

(c)           For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by, a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2.  Board Composition.

(a)  For the first full year after the Effective Date of this Agreement each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, so that the following situation exists:  H. Cartwright, Conte and T. Cartwright are directors on Board, unless they all agree, in writing, to their removal from the Board.   Either or all individuals may, however, voluntarily resign from the Board.

(b)  For so long as RMCF or one of its Affiliates continues to own beneficially shares constituting at least ten percent (10%) of the Company’s Common Stock outstanding at any given time, each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the RMCF Designees, which individuals shall initially be Franklin E. Crail, Bryan J. Merryman, Lee N. Mortenson, Clyde Wm. Engle and Scott G. Capdevielle, shall be elected to the Board.  “RMCF Designees” means those persons designated to the Board by RMCF, the number of which shall not be less than a majority of the Board when aggregated with any director nominees who are nominated by any of RMCF’s subsidiaries or parent company.

(c)  For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

1.3.  Failure to Designate a Board Member.  In the absence of any designation from RMCF as specified above, the director previously designated by RMCF and then serving shall be reelected if still eligible to serve as provided herein.

1.4.  Removal of Board Members.  In the event that the Shareholders are requested to vote on any matter with respect to Board composition, each Shareholder also agrees

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to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)  no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by RMCF or (ii) RMCF is no longer entitled to designate or approve such director;

(b)  any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)  upon the request of RMCF to remove such director, such director shall be removed.

1.5.  Written Consents.  All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of RMCF, H. Cartwright, Conte or T. Cartwright, or any other party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

1.6.  No Liability for Election of Recommended Directors.  Neither RMCF, any of RMCF’s Affiliates, H. Cartwright, Conte nor T. Cartwright shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.   Remedies.

2.1.  Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2.  Irrevocable Proxy and Power of Attorney.  Each of the Shareholders hereby constitutes and appoints as its proxy and hereby grants a power of attorney to the Chief Executive Officer of the Company, and a designee of RMCF, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if such Shareholder (i) fails to vote for the election of one or more directors of the Company or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such,

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each is coupled with an interest and shall be irrevocable unless and until the earliest of (a) seven (7) years after the date of this Agreement, (b) the date that this Agreement terminates or expires pursuant to Section 3 hereof, and (c) the date that RMCF is no longer entitled to designate any directors pursuant to this Agreement.  Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.  In the event that this Agreement has not terminated at such time as the proxy and power of attorney granted by this Section 2.2 expires, each of the Shareholders and RMCF shall negotiate in good faith to grant a new proxy and power of attorney in substantially similar form and substance.

2.3.  Specific Enforcement.  Each Shareholder and the Company acknowledge and agree as follows:

(a)           H. Cartwright, Conte and T. Cartwright will be irreparably damaged in the event the provisions of Sections 1.1 or 1.2 of this Agreement, and/or Section 1.5 if related to Section 1.2, are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that H. Cartwright, Conte and T. Cartwright shall be entitled to an injunction to prevent breaches of Sections 1.1 or 1.2, and/or Section 1.5 if related to Section 1.2, of this Agreement, and to specific enforcement of those provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(b)           RMCF will be irreparably damaged in the event any of the provisions of Sections 1.1 through 1.4 this Agreement, and/or Section 1.5 if related to Sections 1.1 through 1.4, are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that RMCF shall be entitled to an injunction to prevent breaches of Sections 1.1 through 1.4 this Agreement, and/or Section 1.5 if related to Sections 1.1 through 1.4 of this Agreement, and to specific enforcement of those provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4.  Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.   Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) termination of this Agreement in accordance with Section 4.8 below; or (b) the date that is fifteen (15) years after the date hereof.

4.   Miscellaneous.

4.1.  Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the

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Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.12.

4.2.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4.3.  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.4.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.  Any such counterpart shall be effective as a counterpart signature page hereto without regard to page, document or version numbers or other identifying information thereon, which are for convenience of reference only.  The parties hereto may sign this Agreement in the original, or by facsimile (sent via e-mail or facsimile, or by any other generally acceptable electronic means).

4.5.  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.6.  Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified; (b) when sent, if sent by facsimile or e-mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; in either situation provided that the recipient has notified the sending party of his/her/its facsimile and/or e-mail address and not thereafter informed the sending party not to send notices by facsimile and/or e-mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) upon receipt if sent by courier.  All communications shall be sent to the respective parties at their address as set forth on the signature page of this Agreement, or if applicable, on an Adoption Agreement; or to such other address as any party provides to the other parties by notice given in accordance with this Section 4.6.

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4.7.  Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated only by a written instrument executed by (a) the Company; (b) the Shareholders holding fifty percent (50%) of the Shares; (c) RMCF; and (d) during the first year after the Effective Date, also by H. Cartwright, Conte and T. Cartwright.  Notwithstanding the foregoing, any provision hereof may be waived by a party by a written waiver signed by that party, or if an entity, on behalf of that entity, without the consent of any other party.  The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.  For purposes of this Section 4.8 the requirement of a written instrument may be satisfied in the form of an action by written consent of the Shareholders circulated by the Company and executed by the Shareholder parties specified, provided that it makes explicit reference to this Agreement.

4.8.  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9.  Remedies.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.10.  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.11.  Entire Agreement.  This Agreement (including the Exhibits hereto) contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.  At or after the date hereof, and without further consideration, each party will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

4.12.  Legend on Share Certificates.  Each certificate representing any Shares transferred pursuant to Section 4.1 above after the Effective Date of this Agreement shall be endorsed by the Company with a legend reading substantially as follows:

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(a) “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares transferred pursuant to Section 4.1 above after the Effective Date of this Agreement to bear the legend required by this Section 4.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.13.  Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.12.

4.14.  Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

4.15.  Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.16.  Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.  THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF COLORADO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE

7

JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

4.17.  Aggregation of Stock.  All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.18. Spousal Consent.  If any individual Shareholder is married on the date of this Agreement, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Shareholder should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

U-SWIRL, INC.

By:  _____________________________
Name: ___________________________
Title:   ___________________________

Address for Notice:

Ulderico Conte
U-Swirl, Inc.
1175 American Pacific Suite C
Henderson, NV 89074
Facsimile: 702-834-8444
E-mail:  ricoconte1@yahoo.com

with a copy to (which shall not constitute notice):
Daniel J. Block
Robinson Waters & O’Dorisio, P. C.
1099 18th Street, Suite 2600
Denver, CO  80202
Facsimile:  303-297-2750
E- mail:  dblock@rwolaw.com

RMCF:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: ___________________________________
Name: Bryan J. Merryman
Title: Chief Financial Officer

ASPEN LEAF YOGURT, LLC

By: ___________________________________
Name: Bryan J. Merryman
Title: Managing Member

[Signature Page to Voting Agreement]

Address for Notice:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Fax No.: (970) 382-2218
Email: bjmerrym@rmcf.net
Attention:  Bryan J. Merryman, COO/CFO

with copy to (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, CO 80202
Fax:  (303) 291-2400
Email:  sallison@perkinscoie.com
Attn:  Sonny Allison

SHAREHOLDERS:

_________________________________
Henry Cartwright

_________________________________
Ulderico Conte

_________________________________
Terry Cartwright

[Signature Page to Voting Agreement]

EXHIBIT 7.2(i)

SECURITY AGREEMENT

This Security Agreement is made as of January __, 2013 by and between U-Swirl, Inc., a Nevada corporation (“Debtor”), and Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Secured Party”).

Recitals

A.           Debtor and Secured Party have entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated as of the date of this Security Agreement pursuant to which Debtor is purchasing certain Acquired Assets from Secured Party.  Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Purchase Agreement.

B.           As part of the purchase price for the Acquired Assets, Debtor has executed and delivered to Secured Party a [Non-Recourse][Full Recourse] Secured Promissory Note dated as of the date of this Security Agreement (the “Note”), in the principal amount of [SECURITY AGREEMENT #1: $100,000][SECURITY AGREEMENT #2: $150,000][SECURITY AGREEMENT # 3: $350,000], evidencing Debtor’s obligation to repay that principal amount borrowed by Debtor from Secured Party plus accrued interest (the “Loan”).

C.           Secured Party has required, as a condition to the making of the Loan, that Debtor grant to Secured Party a security interest in all of the assets of the Company Owned Store located [SECURITY AGREEMENT # 1: in Greeley, Colorado, in Ames, Iowa, and in Murfreesboro, Tennessee] [SECURITY AGREEMENT #2: in San Antonio, Texas][SECURITY AGREEMENT #3: in DeKalb, Illinois] (the “Store Assets”), and Debtor is willing to do so as an inducement to Secured Party to make the Loan.

Agreements

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1.           Certain Definitions.

As used in this Security Agreement, the following capitalized terms shall have the following meanings:

“Loan Documents” shall mean the Note, this Security Agreement, and all other instruments and documents executed and delivered in connection with, or to secure Debtor’s obligations under, the Loan, as the same may be amended from time to time.

“Secured Indebtedness” shall mean (i) all principal and interest under the Note, and (ii) all fees, expenses, and charges (including but not limited to indemnification and reimbursement obligations and attorneys’ fees) payable under the Loan Documents.

2.           Creation of Security Interest.

2.1           Grant of Security Interest.  As security for the payment when due of the Secured Indebtedness and the prompt and complete performance by Debtor of its obligations under the Loan Documents, Debtor hereby assigns and pledges to Secured Party, and grants to Secured Party a security interest in, the Store Assets [ADD THIS CLAUSE FOR SECURITY AGREEMENTS #2 AND #3 ONLY: and all tangible and intangible assets held by Debtor relating to the Store Assets,] and all products and proceeds therefrom (the “Collateral”).

3.           Certain Rights of Secured Party.

3.1           Secured Party as Attorney-in-Fact.  Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such appointment coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, upon an Event of Default by Debtor under this Security Agreement, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including but not limited to the following:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with the clause (a) above; and

(c)           to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

3.2           No Duty of Secured Party.  The powers and rights conferred on Secured Party under this Security Agreement are conferred solely to permit Secured Party to protect its interest in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty whatsoever as to any Collateral, and no duty to take any steps to preserve its rights as against prior parties or any other rights with respect to the Collateral.

4.           Events of Default.  An “Event of Default” shall occur under this Agreement if (i) there is an Event of Default under the Note or (ii)  Debtor does not promptly make or cause to made repairs to the Collateral, and Debtor does not arrange for the repairs after Debtor receives written notice from Secured Party to do so.

5.           Remedies.

5.1           Remedies.  Upon the occurrence of an Event of Default, Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Colorado (the “Code”) (whether or not the Code applies to the affected Collateral), and, without limiting the generality of the foregoing, may also (i) require Debtor to, and Debtor shall at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable.  To the extent notice of sale shall be required by law, at least ten days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  [SECURITY AGREEMENTS # 2 AND #3 ONLY: Debtor shall remain liable for any deficiency.]

5.2           Proceeds.  All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts to Secured Party pursuant to Section 8.02) in whole or in part by Secured Party against, all or any part of the Secured Indebtedness in such order as Secured Party shall elect.  Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Indebtedness shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.

5.3           Waiver.  Debtor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, unless otherwise specified herein.

6.           Indemnity and Expenses.

6.1           Indemnification.  Debtor shall indemnify Secured Party from and against any and all claims, losses and liabilities incurred by Secured Party growing out of or resulting from this Security Agreement or the Loan Documents (including but not limited to enforcement of this Security Agreement), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct.

6.2           Expenses.  Debtor shall upon demand pay to Secured Party the amount of any and all reasonable expenses, including but not limited to the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder or under any Loan Documents, or (iii) the failure by Debtor to perform or observe any of the provisions hereof.

7.           Miscellaneous.

7.1           Waivers and Consents.  No amendment or waiver by Secured Party of any provision of this Security Agreement nor consent by it to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.2           Continuing Security Interest; Transfer of Note.  This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Indebtedness, (ii) bind Debtor, its successors and assigns, and (iii) inure to the benefit of Secured Party and its successors, transferees and assigns.  Upon the payment in full of the Secured Indebtedness, the security interest granted hereby shall terminate and all rights of Secured Party in and to the Collateral shall revert to Debtor.  Upon any such termination, Secured Party shall execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.  This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Indebtedness is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

7.3           Headings.  All headings herein are included for reference purposes only and shall not be construed as affecting the terms of this Security Agreement or any part hereof.

7.4           Governing Law; Terms.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to that State’s choice of law principles, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Colorado.

7.5           Severability.  If a court of competent jurisdiction makes a final determination that any provision of this Security Agreement is invalid or unenforceable, that provision will be modified by the court so as to best continue to carry out the intent of the parties, or severed from this Sublease if it cannot be so modified; and the remaining terms and provisions remain unimpaired.

7.6           Terms.  Unless the context otherwise requires, all terms used herein which are defined in the Code shall have the meaning therein stated.

7.7           Counterparts; Signatures.  This Security Agreement may be executed in counterparts, all of which together shall constitute one and the same Agreement. Facsimile signatures will be valid to the same extent as original signatures.

The parties have executed this Security Agreement as of the date first written above.

DEBTOR:

U-Swirl, Inc.,
a Nevada corporation

By: __________________________
Name: ________________________
Title: _________________________

SECURED PARTY:

Aspen Leaf Yogurt, LLC,
a Colorado limited liability company

By: _____________________________
Name:  Bryan J. Merryman
Title:  Managing Member

EXHIBIT 7.3(b)

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is entered into as of January [__], 2013, and pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as the date hereof, by and between U-Swirl, Inc., a Nevada corporation (“Buyer”), and Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Seller”), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby assign all of the Assumed Liabilities to Buyer, and Buyer does hereby assume from Seller all of the Assumed Liabilities.

Nothing contained in this Assumption Agreement is intended to provide any rights to Buyer or Seller beyond those rights expressly provided to Buyer or Seller in the Purchase Agreement.  Nothing contained in this Assumption Agreement is intended to impose any obligations or liabilities on Buyer or Seller beyond those obligations and liabilities expressly imposed on Buyer or Seller in the Purchase Agreement.  Nothing contained in this Assumption Agreement is intended to expand or limit any of the rights or remedies available to Buyer or Seller under the Purchase Agreement.

This Assumption Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. The parties hereto may sign this Assumption Agreement in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

This Assumption Agreement (i) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except Buyer may assign this Assumption Agreement to any affiliate by operation of law or otherwise, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be duly executed and delivered as of the day and year first written above.

BUYER:

U-SWIRL, INC.

By: _______________________________
Name: _____________________________
Title:   _____________________________

SELLER:

ASPEN LEAF YOGURT, LLC

By:________________________________
Name: Bryan J. Merryman
Title: Managing Member